                                                                    EXHIBIT 4.10



                    BRL UNIVERSAL COMPRESSION FUNDING I, L.P.

                                     Issuer

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                                Indenture Trustee






                     -----------------------------------------

                                    INDENTURE

                          Dated as of February 9, 2001

                     -----------------------------------------

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

Section 101.      Defined Terms..............................................................3
Section 102.      Other Definitional Provisions.............................................25
Section 103.      Computation of Time Periods...............................................26

                                   ARTICLE II

                                    THE NOTES

Section 201.      Authorization of Notes....................................................27
Section 202.      Form of Notes; Global Notes...............................................27
Section 203.      Execution; Recourse Obligation............................................30
Section 204.      Certificate of Authentication.............................................31
Section 205.      Registration; Registration of Transfer and Exchange of Notes..............31
Section 206.      Mutilated, Destroyed, Lost and Stolen Notes...............................33
Section 207.      Delivery, Retention and Cancellation of Notes.............................33
Section 208.      ERISA Deemed Representations..............................................34

                                   ARTICLE III

                   PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS

Section 301.      Principal and Interest....................................................34
Section 302.      Trust Account.............................................................34
Section 303.      Investment of Monies Held in the Trust Account and Series
                  Accounts; Control over Eligible Investments...............................37
Section 304.      Reports to Noteholders....................................................38
Section 305.      Records...................................................................38
Section 306.      CUSIP Numbers.............................................................38
Section 307.      No Claim..................................................................38
Section 308.      Compliance with Withholding Requirements..................................38
Section 309.      Tax Treatment of Notes....................................................38

                                   ARTICLE IV

                                   COLLATERAL

Section 401.      Collateral................................................................39
Section 402.      Pro Rata Interest.........................................................39
Section 403.      Indenture Trustee's Appointment as Attorney-in-Fact.......................40


Section 404.      Release of Security Interest..............................................40
Section 405.      Administration of Collateral..............................................42


                                    ARTICLE V

                        RIGHTS OF NOTEHOLDERS; ALLOCATION
                         AND APPLICATION OF COLLECTIONS;
                            REQUISITE GLOBAL MAJORITY

Section 501.      Rights of Noteholders.....................................................42
Section 502.      Collections and Allocations...............................................43
Section 503.      Determination of Requisite Global Majority................................43

                                   ARTICLE VI

                                    COVENANTS

Section 601.      Payment of Principal and Interest; Payment of Taxes.......................43
Section 602.      Maintenance of Office.....................................................44
Section 603.      Corporate Existence.......................................................44
Section 604.      Protection of Collateral..................................................44
Section 605.      Enforce Head Lease Rights.................................................45
Section 606.      Negative Covenants Regarding Collateral...................................45
Section 607.      Non-Consolidation of the Issuer...........................................45
Section 608.      No Bankruptcy Petition....................................................46
Section 609.      Liens; Fixtures...........................................................46
Section 610.      Other Debt................................................................46
Section 611.      Guarantees, Loans, Advances and Other Liabilities.........................46
Section 612.      Consolidation, Merger and Sale of Assets..................................47
Section 613.      Other Agreements..........................................................47
Section 614.      Charter Documents.........................................................47
Section 615.      Capital Expenditures......................................................47
Section 616.      Permitted Activities; Compliance with Limited Partnership Agreement.......47
Section 617.      Investment Company Act....................................................48
Section 618.      Payments of Collateral....................................................48
Section 619.      Notices...................................................................48
Section 620.      Books and Records.........................................................48
Section 621.      Taxes.....................................................................48
Section 622.      Subsidiaries..............................................................49
Section 623.      Investments...............................................................49
Section 624.      Use of Proceeds...........................................................49
Section 625.      Asset Base Certificate....................................................49
Section 626.      Financial Statements......................................................49
Section 627.      Other Information.........................................................49


Section 628.      Independent Directors of General Partner..................................49
Section 629.      [Reserved.................................................................50
Section 630.      Hedging Requirements......................................................50
Section 631.      Separate Identity.........................................................50
Section 632.      New Master Lease Agreement with Users.....................................50
Section 633.      Annual Perfection Opinion.................................................51

                                   ARTICLE VII

                       DISCHARGE OF INDENTURE; PREPAYMENTS

Section 701.      Full Discharge............................................................51
Section 702.      Prepayment of Notes.......................................................51

                                  ARTICLE VIII

                         DEFAULT PROVISIONS AND REMEDIES

Section 801.      Event of Default..........................................................52
Section 802.      Acceleration of Stated Maturity; Rescission and Annulment.................54
Section 803.      Collection of Indebtedness................................................55
Section 804.      Remedies 55
Section 805.      Indenture Trustee May Enforce Claims Without Possession of Notes..........56
Section 806.      Allocation of Money Collected.............................................57
Section 807.      Limitation on Suits.......................................................58
Section 808.      Unconditional Right of Holders to Receive Principal and Interest..........59
Section 809.      Restoration of Rights and Remedies........................................59
Section 810.      Rights and Remedies Cumulative............................................59
Section 811.      Delay or Omission Not Waiver..............................................59
Section 812.      Control by Requisite Global Majority......................................59
Section 813.      Waiver of Past Defaults...................................................60
Section 814.      Undertaking for Costs.....................................................60
Section 815.      Waiver of Stay or Extension Laws..........................................60
Section 816.      Sale of Collateral........................................................60
Section 817.      Action on Notes...........................................................61

                                   ARTICLE IX

                        CONCERNING THE INDENTURE TRUSTEE

Section 901.      Duties of the Indenture Trustee...........................................61
Section 902.      Certain Matters Affecting the Indenture Trustee...........................63
Section 903.      Indenture Trustee Not Liable..............................................64
Section 904.      Indenture Trustee May Own Notes...........................................65
Section 905.      Indenture Trustee's Fees and Expenses.....................................65


Section 906.      Eligibility Requirements for the Indenture Trustee........................65
Section 907.      Resignation and Removal of the Indenture Trustee..........................66
Section 908.      Successor Indenture Trustee...............................................66
Section 909.      Merger or Consolidation of the Indenture Trustee..........................67
Section 910.      Separate Indenture Trustees, Co-Indenture Trustees and Custodians.........67
Section 911.      Representations and Warranties............................................68
Section 912.      Indenture Trustee Offices.................................................70
Section 913.      Notice of Event of Default................................................70
Section 914.      Indenture Trustee's Application for Instructions from the Issuer..........70
Section 915.      Indenture Trustee's Duties - Quarterly Tape...............................70
Section 916.      Indenture Trustee's Duties - Monthly Tape.................................70

                                    ARTICLE X

                       SUPPLEMENTAL INDENTURES; AMENDMENTS

Section 1001.     Supplemental Indentures (Not Creating a New Series)
                  Not Requiring Consent of Holders..........................................71
Section 1002.     Supplemental Amendment (Not Creating a New Series)
                  with Consent of Holders...................................................72
Section 1003.     Execution of Supplemental Indentures......................................74
Section 1004.     Effect of Supplemental Indentures.........................................74
Section 1005.     Reference in Notes to Supplemental Indentures.............................74
Section 1006.     Issuance of Series of Notes...............................................74

                                   ARTICLE XI

                                  HOLDERS LISTS

Section 1101.     Indenture Trustee to Furnish Issuer Names and Addresses of Holders........75
Section 1102.     Preservation of Information; Communications to Holders....................76

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 1201.     Compliance Certificates and Opinions......................................76
Section 1202.     Form of Documents Delivered to Indenture Trustee..........................76
Section 1203.     Acts of Holders...........................................................77
Section 1204.     Inspection................................................................77
Section 1205.     Limitation of Rights......................................................78
Section 1206.     Severability..............................................................78
Section 1207.     Notices...................................................................78
Section 1208.     Consent to Jurisdiction...................................................79
Section 1209.     Captions..................................................................79
Section 1210.     Governing Law.............................................................79

Section 1211.     No Petition...............................................................79
Section 1212.     General Interpretive Principles...........................................79
Section 1213.     WAIVER OF JURY TRIAL......................................................80
Section 1214.     Waiver of Immunity........................................................80
Section 1215.     Judgment Currency.........................................................80


Exhibits
--------
A       --        Form of Non-Recourse Release
B       --        Investment Letter
C       --        Form of Master Lease
D       --        Interest Rate Swap Agreements

         This Indenture, dated as of February 9, 2001 (as amended or supplemented from time to time as permitted hereby, the "Indenture"), between BRL UNIVERSAL COMPRESSION FUNDING I, L.P., a limited partnership formed under the laws of the State of Delaware (the "Issuer") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee.

                                 GRANTING CLAUSE

         To secure the payment of all Outstanding Obligations and the performance of all of the Issuer's covenants and agreements in this Indenture and all other Related Documents, the Issuer hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Indenture Trustee, for the benefit of the Noteholders, any Series Enhancer and any Eligible Interest Rate Swap Counterparty, a security interest in and to all of the Issuer's right, title and interest in, to and under the following, whether now existing or hereafter created or acquired:

              (i) the Compressors (including all Substitute Compressors acquired by the Issuer from time to time) and other Sold Assets acquired by the Issuer from time to time;

              (ii) the Head Lease, including without limitation, (A) any and all payments and payment obligations of the Head Lessee thereunder, (B) all proceeds from any expropriation, seizure or condemnation payable to the Head Lessor pursuant thereto and any insurance proceeds payable to the Head Lessor pursuant thereto, (C) the Head Lessee Security Agreement and the Head Lease Collateral and (D) all rights of the Head Lessor to receive any payments or other amounts or to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of the Head Lease, the Head Lessee Security Agreement, or the Head Lease Collateral, accept surrender or redelivery of the Head Lease Collateral or any part thereof, as well as all the rights, powers and remedies on the part of the Head Lessor, whether acting under the Head Lessee Security Agreement or by statute or at law or in equity or otherwise, arising out of any Head Lease Event of Default under the Head Lease and any right to restitution from the Head Lessee, any sublessee or any other Person in respect of any determination of invalidity of any such document;

              (iii) all cash and cash equivalents, Eligible Investments, Financial Assets, Investment Property, Securities Entitlements and other instruments or amounts credited or deposited from time to time in any Trust Account, the Lockbox Accounts and any Series Account;

              (iv) the Contribution Agreement, the Bills of Sale, the Sale Agreement, the Management Agreement, the Management Guaranty, the Representations and Warranties Agreement, the Intercreditor Agreement, all Interest Rate Swap Agreements and all other Related Documents;

              (v) all income, payments and Proceeds of the foregoing; and

              (vi) all of the following which arise out of or in any way relate to (but only to the extent they relate to) the Compressors and other Sold Assets acquired from time to time:

              (a) All Accounts;

              (b) All Chattel Paper;

              (c) All Contracts;

              (d) All Documents;

              (e) All General Intangibles;

              (f) All Instruments;

              (g) All Inventory;

              (h) All property of the Issuer held by the Indenture Trustee including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to the Indenture Trustee for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of the Issuer, or as to which the Issuer may have any right or power (but only to the extent such property relates to the Compressors and other Sold Assets acquired from time to time);

              (i) To the extent not included above and without limiting the foregoing, all Chattel Paper, all Leases and all schedules, supplements, amendments, modifications, renewals, extensions, and all guarantees and other credit support with respect to the foregoing, in each case whether now owned or hereafter acquired and all amounts, rentals, proceeds and other sums of money due and to become due under the Head Lease and/or Compressor Related Agreements, including (in each case only to the extent related to the Head Lease and/or the Compressors), without limitation, (1) all rentals, payments and other moneys, including all insurance payments and claims for losses due and to become due to the Issuer under, and all claims for damages arising out of the breach of, any Compressor Related Agreement; (2) the right of the Issuer to terminate, perform under, or compel performance of the terms of the Compressor Related Agreements; and (3) any guarantee of or credit support with respect to the Compressor Related Agreements and any rights of the Issuer in respect of any subleases or assignments permitted under the Compressor Related Agreements;

              (j) All insurance proceeds of the Compressors and the other Collateral and all proceeds of the voluntary or involuntary disposition of the Compressors and the other Collateral;

              (k) Any and all payments made or due to the Issuer in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Compressors and the other Collateral by any Governmental Authority and any other cash or non-cash receipts from the sale, exchange, collection or other disposition of the Compressors and the other Collateral;

              (l) To the extent not otherwise included, all income and Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; and

              (m) Subject to the terms and conditions set forth in the Intercreditor Agreement, all of the Issuer's funds from time to time on deposit in the Lockbox Accounts and the Proceeds thereof.

All of the property described in this Granting Clause is herein collectively called the "Collateral".

              In furtherance of the foregoing, the Issuer hereby appoints the Indenture Trustee as its designee for purposes of exercising any power of attorney or right granted by the Manager pursuant to the Management Agreement.


                                   ARTICLE 1

                                  DEFINITIONS

              Section 101. Defined Terms. Capitalized terms used in this Indenture shall have the following meanings and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms:

     Accounts: Any "account," as such term is defined in Section 9-106 of the UCC, arising out of or in any way related to the Compressors and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Issuer (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by the Issuer or from any other transaction, whether or not the same involves the sale of goods or services by the Issuer (including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC) and all of the Issuer's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Issuer's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to the Issuer under all purchase orders and contracts for the sale of goods or the performance of services or both by the Issuer (whether or not earned by performance on the part of the Issuer or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security credit support and guarantees of any kind given by any Person with respect to any of the foregoing.

     Act: Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or any Supplement to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, with a copy (or if expressly required an original) to the Issuer and the Manager. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments.

     Additional Payments: Has the meaning set forth in Section 1 of the Head Lease.

     Advance Rate: The Advance Rate for each Lease Pool is set forth opposite the numerical designation of such Lease Pool in the table set forth below; provided, however, that the Advance Rate for a particular Lease Pool will reduce to zero on and after the date on which a Head Lease Event of Default shall have occurred and then be continuing:


   Supplement Number       Lease Pool Designation         Advance Rate
   -----------------       ----------------------         ------------

           1                         1                        80%

           2                         2                        75%

           3                         3                        70%

           4                         4                        70%

           5                         5                        65%

           6                         6                        60%


     Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Appraised Value: The sum of the most recently available Appraised Values of the Compressors; provided, however, that if the Return Option has been selected on the most recent Termination Date in accordance with the provisions of Section 20.2 of the Head Lease, then, notwithstanding the results of any Appraisal, the Aggregate Appraised Value for the remaining Compressors will not exceed the product of (a) total horsepower of all Compressors and (b) the quotient of (i) the Net Sales Proceeds obtained in the most recent sale of Compressors made in connection with the exercise of the Return Option divided by
(ii) the total number of horsepower in the Lease Pool sold pursuant to the Return Option.

     Applicable Law: With respect to any Person or Compressor, all existing laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority and judgments, decrees, injunctions, writs, or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction applicable to such Person or item of equipment.

     Appraisal: An appraisal prepared by an Eligible Appraiser in conformity with, and subject to, the requirements of the code of professional ethics and standards of professional conduct of the American Society of Appraisers with respect to one or more Compressors which shall take into account, but not limited to, considerations such as the type of equipment, original year of manufacture and any refurbishment or overhaul of such equipment and compliance with the Maintenance Policy; provided that such Appraisal shall be conducted not more than 60 days prior to the Closing Date, each annual anniversary of the Closing Date or any other date specified in the Related Documents on which the Appraised Value is to be determined. The Appraised Value of a Compressor shall be automatically adjusted upon the delivery of any subsequent Appraisal in accordance with the terms of the Related Documents.

     Appraisal Date: The Payment Date occurring in February of each calendar year, commencing with the Payment Date in February 2002.

     Appraised Value: With respect to each Compressor, an amount equal to the mathematical average of three Appraisals, each of which shall estimate the amount which would be obtained in an arm's-length, all cash transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell such Compressor, which determination shall take into account (i) the age, type, manufacturer and physical condition of such Compressor, (ii) the actual level of compliance with the Manager's Maintenance Policy then in effect, (iii) all Liens on such Compressor and (iv) any material legal impediments to the prompt sale of such property interest; provided however, that for purposes of calculating the Asset Base, the Appraised Value of a Compressor that has been sold by or on behalf of Head Lessor and/or Head Lessee or that has been subject to a Casualty Loss shall be deemed to be zero.

     Asset Base: As of any date of determination, an amount equal to the lesser of (A) the product of (x) the Appraised Value of all Eligible Compressors (for the avoidance of doubt, this clause (x) includes all Head Lessor Compressors and all Head Lessee Compressors) and (y) the lesser of (i) 70% and (ii) the simple mathematical average (but not the weighted average) of the Advance Rates of all Lease Pools then outstanding; and (B) the product of (x) four and one-half (4.5) and (y) annualized Net Revenue for the Collection Period immediately preceding each Annual Appraisal Date, provided, however, that in calculating Net Revenue for purposes of this clause (B), such amount will be calculated utilizing the Monthly S&A Fee Rate and Operations Fee Rates that will be in effect for the next succeeding year as determined in accordance with the provisions of the Management Agreement.

     Asset Base Certificate: A certificate with appropriate insertions setting forth the components of the Asset Base as of the last day of the month for which such certificate is submitted, which certificate shall be in the form attached to the Management Agreement and shall be certified by an Authorized Signatory.

     Authorized Officer: With respect to any matter, any officer of or other Person representing the Issuer, the Manager or a Noteholder, as the case may be, who is authorized to act for that party with respect to the applicable matter.

     Authorized Signatory: Any Person designated by written notice delivered to the Indenture Trustee, the Deal Agent and any Series Enhancer as authorized to execute documents and instruments on behalf of a Person.

     Available Distribution Amount: For any Payment Date, an amount equal to the sum (without duplication) of (i) all Head Lessor Collections received during the immediately preceding Collection Period, (ii) all amounts received by the Issuer on the related Determination Date pursuant to any Interest Rate Swap Agreement,
(iii) all Manager Advances received by the Issuer on the related Determination Date and (iv) any earnings on Eligible Investments in the Trust Account to the extent that such earnings were credited to such account during the related Collection Period.

     Back-up Management Agreement: A management agreement, in form and substance reasonably acceptable to the Requisite Global Majority among an Eligible Back-up Manager, the Manager, the Head Lessee and the Issuer.

     Back-up Manager: This term shall have the meaning set forth in Section 1 of the Management Agreement.

     Back-up Manager Fee: Shall have the meaning set forth in Section 1 of the Management Agreement.

     Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended.

     Bills of Sale: The Bills of Sale, dated as of February 9, 2001, by any Person(s) conveying Compressors to the Issuer other than UCI.

     Book Entry Custodian: The Person appointed pursuant to Section 202(g) hereof to act in accordance with a certain letter of representations agreement such person has with DTC, in which DTC delegates its duties to maintain the Book Entry Notes to such Person and authorizes such Person to perform such duties.

     Book Entry Notes: Each Note for so long as such Note is registered in the name of its depository or its nominee in accordance with the terms and conditions of the Indenture.

     Business Day: Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, London, England, Houston, Texas, Charlotte, North Carolina, or the city in which the Corporate Trust Office of the Indenture Trustee is located, are authorized or are obligated by law, executive order or governmental decree to be closed.

     Capital: Has the meaning set forth in Article I of the Partnership
Agreement.

     Casualty Loss: Any of the following events with respect to any Compressor:
(a) the actual total loss of such Compressor, (b) the Issuer's knowledge that such Compressor has become lost, stolen or destroyed, (c) 30 days following the Issuer's determination that such Compressor is damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, or (d) if such Compressor is subject to a Lease, such Compressor shall have been deemed under its Lease to have suffered a casualty loss.

     Certificates: The certificates or other evidence of ownership held by the Preferred Limited Partners.

     Chattel Paper: Any lease or other "chattel paper," as such term is defined in Section 9-105(1)(b) of the UCC, arising out of or in any way related to the Compressors now owned or hereafter acquired by the Issuer.

     Class: With respect to any Series, all Notes having the same rights to payment and the same Final Maturity Date under the related Supplement.

     Closing Date: February 9, 2001.

     Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

     Collateral: This term shall have the meaning set forth in the Granting Clause of this Indenture.

     Collection Period: With respect to the first Payment Date, the period commencing on the Closing Date and ending on the last day of the next succeeding calendar month and for any subsequent Payment Date, the period from the first day of the calendar month immediately preceding the month in which such Payment Date occurs through the last day of such calendar month.

     Compressor: A natural gas compressor equipment unit, together with any tangible components thereof and all related appliances, parts, accessories, appurtenances, accessions, additions, improvements, replacements and other equipment or components of any nature from time to time incorporated or installed therein, owned by the Issuer or the Head Lessee.

     Compressor Related Agreement: Any agreement relating to (i) the Compressors or (ii) the use or management of such Compressors, whether in existence on any Series Issuance Date or thereafter acquired, including, but not limited to, all User Leases, the Management Agreement, the Contribution Agreement, the Head Lease, the Sale Agreement (if any), the Representations and Warranties Agreement (if any) and all Chattel Paper.

     Compressor Representations and Warranties: This term shall have the meaning set forth in the Contribution Agreement.

     Contracts: All contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments), arising out of or in any way related to the Compressors or to the Notes, in or under which the Issuer may now or hereafter have any right, title or interest, including, without limitation, the Management Agreement, the Contribution Agreement, the Bill of Sale, the Sale Agreement, the Representations and Warranties Agreements (if any), any Interest Rate Swap Agreements and any related agreements, security interests or UCC or other financing statements and, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

     Contribution Agreement: The Contribution Agreement, dated as of February 9, 2001, between Universal and the Head Lessee, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

     Contributor: This term shall have the meaning set forth in Section 1.01 of the Contribution Agreement.

     Control Party: This term shall have the meaning set forth in Section 402 of the related Supplement.

     Conversion Date: For each Series, has the meaning set forth in the applicable Supplement.

     Corporate Trust Office: The principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office shall initially be located at MAC N9311-161, Sixth Street and Marquette Avenue, Minneapolis, MN 55479.

     Corporate Trust Officer: Any Treasurer, Assistant Treasurer, Assistant Trust Officer, Trust Officer, Assistant Vice President, Vice President or Senior Vice President of the Indenture Trustee or any other officer who customarily performs functions similar to those performed by the Persons who at the time shall be such officers to whom any corporate trust matter is referred because of their knowledge of and familiarity with the particular subject.

     Deal Agent: This term shall have the meaning set forth in Section 101 of the Supplement.

     Default Interest: The incremental interest specified in the related Supplement payable by the Issuer resulting from (i) the failure of the Issuer to pay when due any principal or interest of the Notes of the related Series and
(ii) the occurrence of an Event of Default with respect to such Series.

     Definitive Note: A Note issued in definitive form pursuant to the terms and conditions of Section 202 hereof.

     Depreciation Expense: Depreciation expense shall be calculated utilizing either (i) a depreciation policy which provides for calculation in accordance with straight-line depreciation over a fifteen (15) year useful life to an estimated residual value of twenty percent (20%) of the original cost of such Compressor or (ii) such other depreciation policy as may be utilized by the Manager from time to time, provided that use of such depreciation policy is more conservative than the standard described in clause (i) above (e.g., use of such depreciation policy would result in (a) a higher annual Depreciation Expense or
(b) a lower estimated residual value) and is otherwise in accordance with GAAP.

     Depositary: The Depository Trust Company until a successor depositary shall have become such pursuant to the applicable provisions of the Indenture and thereafter "Depositary" shall mean or include each Person who is then a Depositary thereunder. For purposes of the Indenture, unless otherwise specified pursuant to Section 202, any successor Depositary shall, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.

     Depositary Participants: A broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

     Determination Date: The third Business Day prior to any Payment Date.

     Documents: Any "documents," as such term is defined in Section 9-105(1)(f) of the UCC, arising out of or in any way related to the Compressors and now owned or hereafter acquired by the Issuer.

     Dollars: United States Dollars.

     DTC: The Depository Trust Company.

     Effective Date: The date upon which the Notes of the first Series of Notes created under this Indenture are issued.

     Eligible Account: Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as the senior securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories no lower than "A3" or "A-", as the case may be, or (c) any account held with the Indenture Trustee provided that the institution then acting as Indenture Trustee is an Eligible Institution.

     Eligible Appraiser: An appraiser reasonably acceptable to the Requisite Global Majority which is independent with respect to Universal and its Affiliates within the meaning of the code of professional ethics of the American Society of Appraisers.

     Eligible Back-up Manager: Any Person acceptable to the Requisite Global Majority to fulfill the duties of the Back-up Manager pursuant to the Related Documents; provided, however, that on the Closing Date, each of Weatherford International, Enron Corp. and Duke Energy Corp. will be deemed to be an acceptable Eligible Back-up Manager.

     Eligible Compressor: As of any date of determination, any Compressor which, when considered individually (in the case of clauses (i), (iv) and (v) below) and collectively with all other Head Lessor Compressors and Head Lessee Compressors (in the case of clauses (i), (ii) and (iii) below), shall comply with all of the following requirements:

              (i) Compressor Representations and Warranties. The Compressor complies with all of the Compressor Representations and Warranties as if such representations were made as of such date; and

              (ii) Concentration Limits. Does not result in a violation of the Concentration Limits; and

              (iii) Portfolio Age Limit. Will not cause the Weighted Average Age of all Head Lessor Compressors and Head Lessee Compressors to exceed fifteen (15) years; and

              (iv) Compressor Location. Such Compressor is then located in one of the Equipment Filing Locations; and

              (v) Casualty Losses. Such Compressor is not then the subject of a Casualty Loss.

     Eligible Institution: Any one or more of the following institutions: (i) the corporate trust department of the Indenture Trustee, or (ii) a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) which has both (x) a long-term unsecured senior debt rating of not less than "A" by Standard & Poor's Ratings Group and "A-2" by Moody's Investors Service, Inc., and (y) a short-term unsecured senior debt rating rated in the highest rating category by each Rating Agency and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

     Eligible Interest Rate Swap Counterparty: Any of the following: (A) any bank which has both (x) a long-term unsecured debt rating of at least "A" (or its equivalent) from each Rating Agency and (y) a short-term unsecured debt rating of "A1" (or its equivalent) from a Rating Agency or (B) any bank which is otherwise acceptable to each Series Enhancer and such notification of such other bank is given to the Rating Agencies.

     Eligible Investments: One or more of the following:

         (i) direct obligations of, and obligations fully guaranteed as to the timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

         (ii) certificates of deposit and bankers' acceptances (which shall each have an original maturity of not more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State authorities, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated "AA-" (or its equivalent) or better by the Rating Agencies, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated by each Rating Agency in its highest rating category;

         (iii) commercial paper (having original maturities of not more than 270 days) of any corporation (other than the Issuer), incorporated under the laws of the United States or any State thereof which on the date of acquisition has been rated by each Rating Agency in the highest short-term unsecured commercial paper rating category;

         (iv) any money market fund that has been rated by each Rating Agency in its highest rating category (including any designations of "plus" or "minus") or that invests solely in Eligible Investments;

         (v) eurodollar deposits (which shall each have an original maturity of not more than 365 days) of any depository institution or trust company, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated "AA-" (or its equivalent) by the Rating Agencies, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated by each Rating Agency in its highest rating category;

         (vi) repurchase obligations with a term not to exceed 90 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated "AA-" or higher by the Rating Agencies; provided, however, that collateral transferred pursuant to such repurchase obligation must (A) be valued weekly at current market price plus accrued interest, (B) pursuant to such valuation, equal, at all times, 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and (C) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities; and

         (vii) other obligations or securities that are acceptable to the related Series Enhancers and each Rating Agency as an Eligible Investment hereunder and will not result in a reduction or withdrawal in the then current rating of the Notes as evidenced by a letter to such effect from each Rating Agency and the related Series Enhancers.

         (viii) Each of the Eligible Investments may be purchased by or through an Affiliate of the Indenture Trustee.

     Enhancement Agreement: Any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

     Entitlement Order: This term shall have the meaning set forth in Section 303(c).

     Equipment Cost: With respect to any Compressor, the sum of (i) the vendor's or manufacturer's invoice price of such Compressor, (ii) all reasonable and customary costs necessary to put such Compressor in service and (iii) the costs of any overhauls performed with respect to such Compressor to the extent that such overhaul costs should be capitalized in accordance with GAAP.

     Equipment Filing Locations: The office(s) specified by Applicable Law in which UCC financing statements are to be filed for each State where any Eligible Compressor is located.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     Event of Default: With respect to any Series, the occurrence and continuance beyond any applicable notice and cure period of any of the events or conditions set forth in Section 801 of the Indenture.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Excluded Payment: Taxes, fees or other charges imposed by, and payable to, any Governmental Authority.

     Existing Commitment: With respect to any Series, the aggregate Initial Commitment to purchase Notes, consisting of one or more classes, expressed as a dollar amount, as set forth in the related Supplement and subject to reduction from time to time in accordance with the related Supplement.

     Expected Final Payment Date: With respect to any Series, the date on which the principal balance of the Notes which are Outstanding of such Series are expected to be paid in full. The Expected Final Payment Date for a Series shall be set forth in the related Supplement.

     Final Maturity Date: With respect to any Series, the date on which the unpaid principal balance of, and accrued interest on, the Notes of such Series will be due and payable. The Final Maturity Date for a Series shall be set forth in the related Supplement.

     Finance Lease: A lease which satisfies the criteria for classification as a capital lease pursuant to GAAP, including Financing Accounting Standards Board Statement No. 13, as amended.

     Financial Assets: This term shall have the meaning set forth in Section 8-102(9) of the UCC.

     First Union: First Union Securities, Inc. and its permitted successors and assigns.

     General Intangibles: Any "general intangibles," as such term is defined in
Section 9-106 of the UCC, arising out of or in any way related to the Compressors and now owned or hereafter acquired by the Issuer and, in any event, shall include, without limitation, all right, title and interest which the Issuer may now or hereafter have in or under any Contract, interests in partnerships, joint ventures and other business associations, licenses, permits, software, data bases, data, materials and records, claims in or under insurance policies, including unearned premiums, uncertificated securities, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

     Generally Accepted Accounting Principles or GAAP: Those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting

Standards Board or through other appropriate boards or committees thereof consistently applied as to the party in question.

     General Partner: Has the meaning set forth in Article I of the Partnership Agreement.

     Global Note: Either a Rule 144A Global Note or a Public Global Note.

     Governmental Authority: Any one of the following: (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

     Grant: Grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and perfect a security interest in and right of set-off against, deposit, set over and confirm.

     Gross Compressor Revenues: With respect to any Collection Period, an amount equal to all rental and other revenues and Net Sales Proceeds actually received by, or on behalf of, the Head Lessee during such Collection Period from the leasing or subleasing, as the case may be, of the Head Lessee Compressors and the Head Lessor Compressors.

     Head Lease: The Master Equipment Lease Agreement, dated as of February 9, 2001, by and between the Head Lessor and the Head Lessee, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

     Head Lease Collateral: The Head Lessee Compressors and all other collateral security pledged by the Head Lessee to the Head Lessor pursuant to the terms of the Head Lessee Security Agreement.

     Head Lease Event of Default: This term shall have the meaning set forth in the Head Lease.

     Head Lessee: UCO Compression LLC, a limited liability company organized under the laws of the State of Delaware, and its successors and permitted assigns.

     Head Lessee Compressors: All Compressors now or hereafter owned by the Head Lessee.

     Head Lessee Security Agreement: The lessee security agreement, dated as of February 9, 2001, between the Head Lessee, as grantor, and the Head Lessor, as secured party, as such agreement shall be amended, modified or supplemented from time to time in accordance with its terms.

     Head Lessor: BRL Universal Compression Funding I, L.P., a limited partnership organized under the laws of the State of Delaware, and its successors and permitted assigns.

     Head Lessor Collections: With respect to any Collection Period, all payments (including any cash proceeds) actually received by the Head Lessor pursuant to the terms of the Head Lease, including, without limitation and/or duplication, (i) the Monthly Lease Payment, (ii) all

Supplemental Rent, (iii) Net Sale Proceeds from Head Lessor Compressors, (iv) Warranty Purchase Amounts, (v) proceeds from the exercise of the Head Lessee Purchase Option under the Head Lease, (vi) all Additional Payments, (vii) any income, payments or proceeds of the Head Lease Collateral, and (viii) all other amounts, liabilities and obligations (other than indemnification payments) which the Head Lessee agrees to pay to the Head Lessor pursuant to the terms of the Head Lease. In no event shall any Excluded Payment received by, or on behalf of, the Head Lessor be included in the calculation of Head Lessor Collections.

     Head Lessor Compressors: All Compressors now or hereafter owned by the Head Lessor.

     Head Lessor Margin Letter: The letter agreement dated February 9, 2001, between the Head Lessee and the Head Lessor.

     Hedging Requirement: This term is defined in Section 630(a) of this Indenture.

     Holder: See Noteholder.

     Indebtedness: With respect to any Person means, without duplication, (a) any obligation of such Person for borrowed money, including, without limitation,
(i) any obligation incurred through the issuance and sale of bonds, debentures, notes or other similar debt instruments, and (ii) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by any asset of such Person, (b) any obligation of such Person on account of deposits or advances, (c) any obligation of such Person for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of such Person's business, (d) any obligation of such Person as lessee under a capital lease, (e) any Indebtedness of another secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person and (f) any obligation in respect of interest rate or foreign exchange hedging agreements.

     Indemnity Amounts: Indemnity payments to the Holders of the Notes (or their related credit or liquidity providers) or any Series Enhancer for increased costs, funding costs, breakage costs, taxes, other taxes, expenses or other indemnity payment.

     Indenture: This Indenture, dated as of February 9, 2001, between the Issuer and the Indenture Trustee and all amendments hereof and supplements hereto, including, with respect to any Series or Class, the related Supplement.

     Indenture Trustee: The Person performing the duties of the Indenture Trustee under this Indenture; initially, Wells Fargo Bank Minnesota, National Association.

     Indenture Trustee's Fees: This term is defined in Section 905 of this Indenture.

     Indenture Trustee Indemnified Amounts: This term is defined in Section 905 of this Indenture.

     Independent Accountants: Either (i) any "Big 5" accounting firm or (ii) any other independent certified public accountants of internationally recognized standing selected by the Issuer and acceptable to the Deal Agent and each Series Enhancer.

     Independent Director: A director who is not a current or former employee, officer, director, partner, member, or shareholder, creditor or customer of Universal or any of its Affiliates and is not related by blood or marriage to any such person and who has not received, and was not an employee, officer, director, partner, member or shareholder of any person that has received, from Universal or any of Universal's Affiliates, in any year within the five (5) years immediately preceding or any year during such director's incumbency as an Independent Director, fees or other income in excess of five percent (5%) of the gross income of such Person for any applicable year, provided that an Independent Director may serve in similar capacities for other special purpose entities formed by Universal or its Affiliates. As used in this defined term, "control", including the terms "controlling," "controlled by" and "under common control with," means the direct or indirect possession of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of at least 10% of the voting securities, by contract or otherwise. No resignation or removal of an Independent Director shall be effective until a successor Independent Director has been elected to replace such Independent Director.

     Initial Commitment: With respect to any Series, the aggregate initial commitment, expressed as a dollar amount, to purchase up to a specified principal balance of all Classes of such Series, which commitments shall be set forth in the related Supplement.

     Insolvency Law: The Bankruptcy Code or similar applicable law in any State or other applicable jurisdiction.

     Insolvency Proceeding: Any Proceeding under any applicable Insolvency Law.

     Instruments: Any "instrument," as such term is defined in Section 9-105(1)(i) of the UCC arising out of or in any way related to the Compressors and now owned or hereafter acquired by the Issuer, including, without limitation, all notes, certificated securities, and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

     Intercreditor Agreement: The Intercreditor Agreement to be executed in the future among Universal Compression, Inc., the Issuer and various other financial institutions named therein, as such agreement has been and may be amended, modified or supplemented from time to time in accordance with its terms.

     Interest Rate Hedge Provider: Any Eligible Interest Rate Swap Counterparty or any counterparty to a cap, collar or other hedging instrument permitted to be entered into pursuant to this Indenture.

     Interest Rate Swap Agreement: An ISDA interest rate swap agreement cap, collar or other hedging instrument between the Issuer and the Eligible Interest Rate Swap Counterparty named therein, including any schedules and confirmations prepared and delivered in connection therewith, pursuant to which (i) the Issuer will receive payments from the Eligible Interest Rate Swap Counterparty based on LIBOR and (ii) recourse by the Eligible Interest Rate Swap Counterparty to the Issuer is limited to the Available Distribution Amount which pursuant to the terms of this Indenture are available for such purpose.

     Inventory: Any "inventory," as such term is defined in Section 9-109(4) of the UCC, wherever located, arising out of or in any way related to the Compressors and now or hereafter owned or acquired (whether as lessee or otherwise) by the Issuer and, in any event, shall include, without limitation, all Compressors, all inventory, merchandise, goods and other personal property which are held by or on behalf of the Issuer for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Issuer's business, or the processing, packaging, promotion, delivery or shipping of the same, and all furnished goods whether or not such inventory is listed on any schedules, assignments or reports furnished to the Indenture Trustee from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Issuer or is held by the Issuer or by others for the Issuer's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of the Issuer or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons.

     Investment: When used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest, or otherwise, in any other Person, including any partnership and joint venture interests of such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     Investment Letter: This term is defined in Section 205 of this Indenture.

     Investment Property: This term shall have the meaning set forth in Section 9-115(f) of the UCC.

     Issuer: BRL Universal Compression Funding I, L.P., a limited partnership organized and existing under the laws of the State of Delaware, and its successors and permitted assigns.

     Lease: Each and every item of chattel paper, installment sales agreement, equipment lease or rental agreement (including progress payment authorizations) to which a Compressor is subject. The term "Lease" includes (a) all payments to be made thereunder, (b) all rights of the Issuer therein, and (c) any and all amendments, renewals, extensions or guaranties thereof.

     Lease Payment Adjustment: This term shall have the meaning set forth in the Head Lease.

     Lease Pool: This term shall have the meaning set forth in the Head Lease.

     LIBOR: The London Interbank Offered Rate.

     Lien: Any security interest, lien, charge, pledge, equity or encumbrance of any kind.

     Liquidity Reserve Account: This term shall have the meaning set forth in
Section 311.

     Lockbox Accounts: This term shall have the meaning set forth in the Management Agreement.

     Maintenance Policy: The policy annexed as Exhibit B to the Management Agreement.

     Management Agreement: The Management Agreement, dated as of February 9, 2001, among the Manager, the Head Lessee and the Issuer, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms.

     Management Fee: This term shall have the meaning set forth in the Management Agreement.

     Management Guaranty: The Guaranty, dated as of February 9, 2001, issued by the Management Guarantor in respect of the Management Agreement, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms.

     Management Guarantor: Universal Compression Holdings, Inc., a Delaware corporation and its successors and permitted assigns.

     Manager: The Person performing the duties of the Manager under the Management Agreement; initially, Universal.

     Manager Advances: This term is defined in the Management Agreement.

     Manager Default: The occurrence of any of the events or conditions set forth in Section 12.1 of the Management Agreement.

     Manager Report: A written informational statement in the form attached as an exhibit to the Management Agreement to be provided by the Manager in accordance with the Management Agreement and furnished to the Indenture Trustee, the Deal Agent and each Series Enhancer.

     Manager Termination Notice: A written notice to be provided to the Manager pursuant to Section 405(a) of this Indenture with a copy to each Series Enhancer and the Deal Agent.

     Managing Officer: Any representative of the Manager involved in, or responsible for, the management of the day-to-day operations of the Issuer and the administration and servicing of the Compressors and the other Collateral whose name appears on a list of managing officers furnished to Issuer, each Series Enhancer and the Indenture Trustee by the Manager, as such list may from time to time be amended.

     Material Adverse Change: Any set of circumstances or events which is or could reasonably be expected to be material and adverse to the business, financial condition, operations or properties of the Head Lessee, the Contributor, the Management Guarantor, the Issuer or the Manager, individually or taken together as a whole.

     Monthly Lease Payment: This term shall have the meaning set forth in the Head Lease.

     Monthly Tape: This term shall have the meaning set forth in the Management Agreement.

     Net Book Value: With respect to a Compressor, the net book value thereof determined in accordance with GAAP as reflected on the books and records of the applicable Person.

     Net Revenue Event: This term shall have the meaning set forth in the Head Lease.

     Net Sales Proceeds: This term shall have the meaning set forth in Section 1 of the Head Lease.

     Notes: Any one of the promissory notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form attached to the related Supplement.

     Noteholder or Holder: The person in whose name a Note is registered in the Note Register, except that, solely for the purposes of giving any consent, waiver, request or demand, the interest evidenced by any Note registered in the name of the Head Lessee, the Contributor or the Issuer or any Affiliate of any of them known to be such an Affiliate by the Indenture Trustee shall not be taken into account in determining whether the requisite percentage of the aggregate principal balance of the Notes which are Outstanding necessary to effect any such consent, waiver, request or demand is represented.

     Note Owners: With respect to a Global Note, the Person who is the owner of such Global Note, as reflected on the books of (i) the Depositary (a direct participant) or (ii) a Person maintaining an account with the Depositary (an indirect participant), in each case in accordance with the rules of the Depositary.

     Note Purchase Agreement: Any underwriting agreement or other purchase agreement for the Notes of any Series or Class.

     Note Register: The register maintained by the Indenture Trustee pursuant to
Section 205 of this Indenture.

     Note Registrar: This term shall have the meaning as set forth in Section 205 hereof.

     Officer's Certificate: A certificate signed by a duly authorized officer of the Person who is required to sign such certificate.

     Opinion of Counsel: A written opinion of counsel, who, unless otherwise specified, may be counsel employed by the Issuer, the Transferor, the Contributor, the Sellers or the Manager, in each case reasonably acceptable to the Person or Persons to whom such Opinion of Counsel is to be delivered. The counsel rendering such opinion may rely (i) as to factual matters on a certificate of a Person whose duties relate to the matters being certified, and (ii) insofar as the opinion relates to local law matters, upon opinions of local counsel.

     Outstanding: When used with reference to the Notes and as of any particular date, any Note theretofore and thereupon being authenticated and delivered except:

         (i) any Note canceled by the Indenture Trustee or proven to the satisfaction of the Indenture Trustee to have been duly canceled by the Issuer at or before said date;

         (ii) any Note, or portion thereof, called for payment or redemption for which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption, shall have theretofore been deposited with the Indenture Trustee (whether upon or prior to maturity or the redemption date of such Note);

         (iii) any Note in lieu of or in substitution for which another Note shall subsequently have been authenticated and delivered; and

         (iv) any Note held by the Issuer, the Contributor, the Seller or any Affiliate of any such Person.

     Notwithstanding the foregoing, any Note on which any portion of principal or interest has been paid by a Series Enhancer pursuant to an Enhancement Agreement shall be Outstanding until the Series Enhancer has been reimbursed in full therefor in accordance with the related Series Enhancement Agreement.

     Outstanding Obligations: As of any date of determination an amount equal to the sum of (i) the then outstanding principal balance of, and accrued interest payable on, all Notes issued under this Indenture, any Supplement hereto or any Note Purchase Agreement, (ii) all other amounts owing to Noteholders or to any Person under the Indenture, any Supplement hereto or any Note Purchase Agreement, including without limitation any amounts owed to any Series Enhancer and (iii) amounts outstanding under any Interest Rate Swap Agreement.

     Overcollateralization Event: This term shall have the meaning set forth in the Head Lease.

     Overdue Rate: The rate of interest specified in the related Supplement applicable to a Note then earning Default Interest.

     Ownership Interests: An ownership interest in a Global Note.

     Partnership Agreement: The First Amended and Restated Agreement of Limited Partnership of BRL Universal Compression Funding I, L.P., as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms.

     Partnership Preferred Capital Payments: This term shall have the meaning set forth in the Partnership Agreement.

     Partnership Priority Payments: This term shall have the meaning set forth in the Partnership Agreement.

     Payment Date: With respect to any Series, the fifteenth (15th) day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day).

     Permitted Encumbrance: With respect to the Collateral, any or all of the following: (i) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate Proceedings and for the payment of which adequate reserves are provided by the Manager; (ii) with respect to the Compressors, carriers', warehousemen's, mechanics, or other like Liens arising in the ordinary course of business and relating to amounts not yet due or which shall not have been overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate Proceedings and for the payment of which adequate reserves are provided by the Manager; (iii) with respect to the Compressors, Leases entered into in the ordinary course of business providing for the leasing of Compressors; and (iv) Liens created pursuant to the terms of this Indenture or any other Related Document; provided that any Proceedings of the type described in clauses (i) and (ii) above could not reasonably be expected to subject the Indenture Trustee or any Series Enhancer or Noteholder to any civil or criminal penalty or liability or involve any significant risk of material loss, sale or forfeiture of all or any material portion of the Collateral.

     Person: An individual, a partnership, a limited liability company, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a Governmental Authority.

     Plan: An "employee benefit plan," as defined in Section 3(3) of ERISA or a "Plan" within the meaning of Section 4975(e)(1) of the Code.

     Preferred Limited Partner or Limited Partner: This term shall have the meaning set forth in the Partnership Agreement.

     Prepayments: Any mandatory or optional prepayment of principal of any Class of Notes prior to the Expected Final Payment Date of such Class of Notes including, without limitation, any prepayment pursuant to Section 702 of this Indenture.

     Principal Payment Amount: With respect to any Series, the amount identified as such in the related Supplement.

     Principal Terms: With respect to any Series, (i) the name or designation of such Series; (ii) the initial principal amount of the Notes to be issued for such Series (or method for calculating such amount); (iii) the interest rate and any commitment fee to be paid with respect to each Class of Notes for such Series (or method for the determination thereof); (iv) the Payment Date and the date or dates from which interest shall accrue and principal shall be paid; (v) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vi) the terms of any form of Series Enhancement with respect thereto; (vii) the Expected Final Payment Date and the Final Maturity Date for the Series; (viii) the number of Classes of Notes of the Series and, if the Series consists of more than one Class, the rights and priorities of each such Class; (ix) the priority of the Series with respect to any other Series; and (x) the Control Party with respect to such Series; and (xi) any other terms of such Series.

     Proceeding: Any suit in equity, action at law, or other judicial or administrative proceeding.

     Proceeds: "Proceeds," as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other proceeds payable to the Issuer from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Issuer from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to the Issuer from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral above by any Governmental Authority (or any Person acting under color of Governmental Authority), and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     Prospective Owner: This term is defined in Section 208 of this Indenture.

     Public Global Notes: A Book-Entry Note evidencing all or part of an issuance of Notes registered under the Securities Act and to which the provisions of Article II shall apply.

     Purchase Option Amount: Has the meaning set forth in Section 1 of the Head Lease.

     Quarterly Tape: This term shall have the meaning set forth in Section 1 of the Management Agreement.

     Rated Institutional Noteholder: An institutional Noteholder whose long term unsecured debt obligations are then rated BBB- or better by Standard & Poor's Rating Services and Baa3 or better by Moody's Investors Service, Inc.

     Rating Agency or Rating Agencies: With respect to any outstanding Series or Class, each statistical rating agency selected by the Issuer with the approval of any Series Enhancer for such Series to rate such Series or Class and that has an outstanding rating with respect to such Series or Class.

     Rating Agency Condition: With respect to any action to be taken or proposed action to be taken, shall mean that each Rating Agency shall have notified the Issuer, the Manager, any related Series Enhancer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of any rating at issuance of any Notes which are Outstanding with respect to which it is a Rating Agency, including any underlying rating issued to a Series Enhancer of such Notes as if such Notes were issued without the benefit of any credit enhancement provided by such Series Enhancer.

     Record Date: With respect to any Payment Date, for Notes issued in physical form the last Business Day of the month preceding the month in which the related Payment Date occurs, except as otherwise provided with respect to a Series in the related Supplement. For Notes issued in book entry form, the last Business Day preceding the Payment Date.

     Related Assets: This term shall have the meaning set forth in Section 1.01 of the Contribution Agreement.

     Related Documents: With respect to any Series, the Contribution Agreement, the Sale Agreement, the Head Lease, the Head Lessee Security Agreement, the Intercreditor Agreement, the Supplemental Agreement, any Interest Rate Swap Agreements, the Management Agreements, the Management Guaranty, the Back-up Management Agreement (upon execution thereof), this Indenture, the related Supplement, the Notes of such Series, any Series Enhancement Agreement and each other document or instrument executed in connection with the issuance to any Series.

     Replacement Manager: This term shall have the meaning set forth in Section 1 of the Management Agreement.

     Representations and Warranties Agreement: The Agreement regarding the Bills of Sale, dated as February 9, 2001, between Universal and the Indenture Trustee, as such agreement may be amended, modified and supplemented from time to time in accordance with its terms.

     Requisite Global Majority: As of any date of determination, the determination of whether a Requisite Global Majority exists with respect to a particular course of action shall be determined in accordance with Section 503 of this Indenture.

     Responsible Officer: When used with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture.

     Return Option: Has the meaning set forth in the Head Lease.

     Rule 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time.

     Rule 144A Global Notes: A Note evidencing all or a part of an issuance of the Notes, registered in the name of the Depositary or its nominee, and delivered to the Depositary pursuant to the Depositary's instruction, in accordance with Section 202 of this Indenture and bearing the legend prescribed in Section 202 of this Indenture.

     Sale: This term shall have the meaning set forth in Section 816 of this Indenture.

     Sale Agreement: The Sale Agreement, dated as of February 9, 2001, between Head Lessee and the Issuer, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

     Sales Date: The date on which a Compressor is sold by the Head Lessee to the Issuer pursuant to the terms of the Sale Agreement.

     Securities Act: The Securities Act of 1933, as amended from time to time.

     Securities Entitlement: This term shall have the meaning set forth in
Section 8-102(17) of the UCC.

     Seller: UCO Compression LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and permitted assigns.

     Senior Class or Senior Notes: With respect to any Series of Notes, those Class(es) or Note(s) of such Series, if any, that are designated as a "Senior Class" or "Senior Notes" in the related Supplement.

     Senior Class Priority Payments: For each Series of Senior Notes which are Outstanding on any Payment Date, all amounts to be paid from the related Series Account on such Payment Date which represent payments of (i) interest (but not Default Interest) on such Series of Senior Notes or (ii) commitment fees, deal agent fees or other fees payable to the Holders of such Series of Senior Notes. If any Senior Class Priority Payments are paid by a Series Enhancer, then any reimbursement obligations of the Issuer to such Series Enhancer in respect of such payments, including interest thereby shall be included in the calculation of the Senior Class Priority Payments for such Series and paid to the Series Enhancer to the extent that such payment would not cause a shortfall in other Senior Class Priority Payments for the Noteholders of such Series.

     Series: Any series of Notes established pursuant to a Supplement.

     Series Account: Any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders and any related Series Enhancer of any Series or Class as specified in the related Supplement.

     Series Enhancement: The rights and benefits provided to the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, financial guaranty insurance policy, insurance agreement or other similar arrangement. The subordination of any Class to another Class shall not be deemed to be a Series Enhancement.

     Series Enhancement Agreement: Any Enhancement Agreement for any Series.

     Series Enhancer: The Person then providing any Series Enhancement, other than the Noteholders of any Class which is subordinated to another Class.

     Series Expected Final Payment Date: With respect to any Series, the Expected Final Payment Date specified in the related Supplement.

     Series Issuance Date: With respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with Section 1006 of this Indenture and the related Supplement.

     Sold Assets: This term shall have the meaning set forth in the Sale Agreement.

     State: Any state of the United States of America and, in addition, the District of Columbia.

     Sublessor: means the Head Lessee.

     Subordinate Class or Subordinate Notes: With respect to any Series of Notes, those Class(es) or Note(s) of such Series, if any, that are designated as a "Subordinate Class" or "Subordinate Notes" in the related Supplement.

     Subordinate Class Priority Payments: For each Series of Subordinate Notes which are Outstanding on any Payment Date, all amounts to be paid from the related Series Account on such Payment Date which represent payments of (i) interest (but not Default Interest) on such Series of Subordinate Notes or (ii) commitment fees, deal agent fees or other fees payable to such Series of Subordinate Notes.

     Subsidiary: A subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

     Substitute Compressor: This term shall have the meaning set forth in
Section 3.04 of the Contribution Agreement.

     Supplement: Any supplement to the Indenture executed in accordance with
Article X of this Indenture.

     Supplemental Rent: This term shall have the meaning set forth in Section
2.3 of the Head Lease.

     Termination Date: Has the meaning set forth in Section 1 of the Head Lease.

     Trigger Event: The occurrence and continuation of any of the following events or conditions: (i) a Manager Default, (ii) a Head Lease Event of Default,
(iii) an Event of Default under this Indenture, (iv) an Overcollateralization Event that continues unremedied on the next succeeding Determination Date and/or
(v) a Net Revenue Event that continues unremedied on the next succeeding Determination Date.

     Trust Account: The account or accounts established by and held in the name of the Indenture Trustee for the benefit of the Noteholders and any Series Enhancer pursuant to Section 303 hereof.

     UCC: The Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Indenture Trustee's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

     Universal: Universal Compression, Inc., a Texas corporation, and its successors and permitted assigns.

     Universal Party: Any one or more of the Head Lessee, Universal, the Manager or any Affiliate of any of the foregoing.

     User: This term shall have the meaning set forth in Section 1 of the Head Lessee Security Agreement.

     User Lease: This term shall have the meaning set forth in Section 1 of the Head Lessee Security Agreement.

     VFCC: Means Variable Funding Capital Corporation, a Delaware corporation, and its successors and assigns.

     Warranty Purchase Amount: With respect to any Compressor, the most recent Appraised Value of such Compressor.

     Weighted Average Age: As of any date of determination shall be equal to the sum for each Eligible Compressor of a fraction, the numerator of which is equal to the product of (x) the number of years (or portion thereof) elapsed from the date on which such Compressor was originally built and (y) the number of horsepower in such Compressor, and the denominator of which is equal to the total number of horsepower for all Eligible Compressors.

     Wholly-Owned Subsidiary: With respect to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which one hundred percent (100%) of the voting stock or, in the case of business entities other than corporations, other equity interests is owned or controlled directly or indirectly, by one or more of such Person.

         Section 102. Other Definitional Provisions. (a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to such terms in the related Supplement.

         (b) All terms defined in this Indenture shall have the defined meanings when used in any agreement, certificate or other document made or delivered pursuant hereto, including any Supplement, unless otherwise defined therein.

         (c) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP consistently applied. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.

         (d) With respect to any Collection Period, the "related Record Date," the "related Determination Date," and the "related Payment Date," shall mean the Record Date occurring on the last Business Day of such Collection Period and the Determination Date and Payment Date next following the end of such Collection Period.

         (e) With respect to any Series of Notes, the "related Supplement" shall mean the Supplement pursuant to which such Series of Notes is issued and the "related Series Enhancer" shall mean the Series Enhancer for such Series of Notes.

         (f) All references to the Manager's financial statements shall mean the consolidated financial statements of the Manager and its consolidated subsidiaries.

         (g) With respect to any ratio analysis required to be performed as of the most recently completed fiscal quarter, the most recently completed fiscal quarter shall mean the fiscal quarter for which financial statements were required hereunder to have been delivered.

         (h) With respect to the calculations of the ratios set forth in this Indenture, the components of such calculations are to be determined in accordance with GAAP, consistently applied, with respect to the Manager.

         Section 103. Computation of Time Periods. Unless otherwise stated in this Indenture or any Supplement issued pursuant to the terms hereof, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II

                                   THE NOTES


         Section 201. Authorization of Notes. (a) The number of Series or Classes of Notes which may be created by this Indenture is not limited; provided, however, that, the issuance of any Series of Notes shall not result in, or with the giving of notice or the passage of time or both would result in, the occurrence of an Event of Default or Trigger Event. The aggregate principal amount of Notes of each Series which may be issued, authenticated and delivered under this Indenture is not limited except as shall be set forth in any Supplement and as restricted by the provisions of this Indenture.

         (b) The Notes issuable under this Indenture shall be issued in such Series, and such Class or Classes within a Series, as may from time to time be created by Supplement pursuant to this Indenture. Each Series shall be created by a different Supplement and shall be designated to differentiate the Notes of such Series from the Notes of any other Series. The Issuer intends that each such Note shall constitute a "security" within the meaning of Article 8 of the UCC.

         (c) Upon satisfaction of and compliance with the requirements and conditions to closing set forth in the related Supplement, Notes of the Series to be executed and delivered on a particular Series Issuance Date pursuant to such related Supplement, may be executed by the Issuer and delivered to the Indenture Trustee for authentication following the execution and delivery of the related Supplement creating such Series or from time to time thereafter, and the Indenture Trustee shall authenticate and deliver Notes upon an Issuer request set forth in an Officer's Certificate of the Issuer signed by one of its Authorized Signatories, without further action on the part of the Issuer.

         Section 202. Form of Notes; Global Notes.

         (a) Notes of any Series or Class may be issued, authenticated and delivered, at the option of the Issuer, as Public Global Notes, Rule 144A Global Notes, or as Definitive Notes or as may otherwise be set forth in a Supplement and shall be substantially in the form of the exhibits attached to the related Supplement. Notes of each Series shall be dated the date of their authentication and shall bear interest at such rate, be payable as to principal, premium, if any, and interest on such date or dates, and shall contain such other terms and provisions as shall be established in the related Supplement. Except as otherwise provided in any Supplement, the Notes shall be issued in minimum denominations of $1,000,000 and in integral multiples of $1,000,000 in excess thereof; provided that one Note of each Class may be issued in a nonstandard denomination.

         (b) If the Issuer shall choose to issue Public Global Notes or Rule 144A Global Notes, such notes shall be issued in the form of one or more Public Global Notes or one or more Rule 144A Global Notes which (i) shall represent, and shall be denominated in an aggregate amount equal to, the aggregate principal amount of all Notes to be issued hereunder, (ii) shall be delivered as one or more Notes held by the Book Entry Custodian, or, if appointed to hold such Notes as provided below, the Notes shall be registered in the name of the Depositary or its nominee, (iii) shall be substantially in the form of the exhibits attached to the related Supplement, with such changes therein as may be necessary to reflect that each such Note is a Global Note, and
(iv) shall each bear a legend substantially to the effect included in the form of the exhibits attached to the related Supplement.

         (c) Notwithstanding any other provisions of this Section 202 or of
Section 205, unless and until a Global Note is exchanged in whole for Definitive Notes, a Global Note may be transferred, in whole, but not in part, and in the manner provided in this Section 202, only by (i) the Depositary to a nominee of such Depositary, or (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by such Depositary or any such nominee to a successor Depositary selected or approved by the Issuer or to a nominee of such successor Depositary or in the manner specified in Section 202(d). The Depositary shall order the Note Registrar to authenticate and deliver any Book-Entry Notes and any Global Note for each Class of Notes having an aggregate initial outstanding principal balance equal to the initial outstanding balance of such Class. Note Owners shall hold their respective Ownership Interests in and to such Notes through the book-entry facilities of the Depositary. Without limiting the foregoing, any Note Owners shall hold their respective Ownership Interests, if any, in Public Global Notes only through Depositary Participants.

         (d) If (i) the Issuer elects to issue Definitive Notes, (ii) the Depositary for the Notes represented by one or more Global Notes at any time notifies the Issuer that it is unwilling or unable to continue as Depositary of the Notes or if at any time the Depositary shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, and a successor Depositary is not appointed or approved by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, (iii) the Indenture Trustee, at the direction of the Noteholders representing more than 50% of the outstanding principal balance of the Notes, elects to terminate the book-entry system through the Depositary or (iv) after an Event of Default or a Manager Default, Noteholders notify the Depositary, or Book Entry Custodian, as the case may be, in writing that the continuation of a book-entry system through the Depositary, or the Book Entry Custodian, as the case may be, is no longer in the Noteholders' best interest, upon the request of the Noteholders, the Issuer will promptly execute, and the Indenture Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Issuer, will promptly authenticate and make available for delivery, Definitive Notes without coupons, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Global Note then outstanding in exchange for such Global Note or as an original issuance of Notes and this Section 202(d) shall no longer be applicable to the Notes. Upon the exchange of the Global Notes for such Definitive Notes without coupons, in authorized denominations, such Global Notes shall be canceled by the Indenture Trustee. All Definitive Notes shall be issued without coupons. Such Definitive Notes in definitive form issued in exchange of the Global Notes pursuant to this Section 2.02(d) shall be registered in such names and in such authorized denominations as the Depositary in the case of an exchange or the Note Registrar in the case of an original issuance, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee. The Indenture Trustee may conclusively rely on any such instructions furnished by the Depositary or the Note Registrar, as the case may be and shall not be liable for any delay in delivery of such instructions. The Indenture Trustee shall make such Notes available for delivery to the Persons in whose names such Notes are so registered.

         (e) As long as the Notes outstanding are represented by one or more Global Notes:

              (i) the Note Registrar and the Indenture Trustee may deal with the Depositary for all purposes (including the payment of principal of and interest on the Notes) as the authorized representative of the Note Owners;

              (ii) the rights of Note Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Note Owners and the Depositary and/or the Depositary Participants. Unless and until Definitive Notes are issued, the Depositary will make book-entry transfers among the Depositary Participants and receive and transmit payments of principal of, and interest on, the Notes to such Depositary Participants; and

              (iii) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the voting rights of a particular series, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Depositary Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes (or Class of Notes) and has delivered such instruction to the Indenture Trustee.

         (f) Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Notes have been issued in definitive form to Note Owners, the Indenture Trustee shall give all such notices and communications to the Depositary.

         (g) The Indenture Trustee is hereby initially appointed as the Book Entry Custodian and hereby agrees to act as such in accordance with the agreement that it has with the Depositary authorizing it to act as such. The Book Entry Custodian may, and, if it is no longer qualified to act as such, the Book Entry Custodian shall, appoint, by written instrument delivered to the Issuer and the Depositary, any other transfer agent (including the Depositary or any successor Depositary) to act as Book Entry Custodian under such conditions as the predecessor Book Entry Custodian and the Depositary or any successor Depositary may prescribe, provided that the predecessor Book Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depositary. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor Indenture Trustee or, if it so elects, the Depositary shall immediately succeed to its predecessor's duties as Book Entry Custodian. The Issuer shall have the right to inspect, and to obtain copies of, any Notes held as Book-Entry Notes by the Book Entry Custodian.

         (h) [Reserved]

         (i) No transfer of any Class of Note or interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If a transfer of any Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositary or one of its Affiliates), then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from such Noteholder substantially in the form attached as Exhibit B hereto or such other certification reasonably acceptable to the Indenture Trustee and a certificate from such Noteholder's prospective transferee substantially in the form attached as Exhibit B hereto or such other certification reasonably acceptable to the Indenture Trustee; or (ii) an Opinion of Counsel satisfactory to the Indenture Trustee (which Opinion of Counsel shall not be an expense of the Issuer or any Affiliate thereof) to the effect that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer and/or such Noteholder's prospective transferee on which such Opinion of Counsel is based. If such a transfer of any interest in a Book-Entry Note is to be made without registration under the Securities Act, the transferor will be deemed to have made each of the representations and warranties set forth on Exhibit B hereto in respect of such interest as if it was evidenced by a Definitive Note and the transferee will be deemed to have made each of the representations and warranties set forth in either Exhibit B hereto in respect of such interest as if it was evidenced by a Definitive Note. None of the Depositary, the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Class of Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any Noteholder or Note Owner desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositary, the Issuer, the Indenture Trustee and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         Section 203. Execution; Recourse Obligation. The Notes shall be executed on behalf of the Issuer by manual or facsimile signature of an Authorized Signatory of the Issuer. The Notes shall be dated the date of their authentication by the Indenture Trustee.

         In case any Authorized Signatory of the Issuer whose signature or facsimile signature shall appear on the Notes shall cease to be an Authorized Signatory of the Issuer before the authentication by the Indenture Trustee and delivery of such Notes, such signature or facsimile signature shall nevertheless be valid and sufficient for all purposes.

         All Notes and the interest thereon shall be limited recourse obligations of the Issuer and shall be secured by all of the Issuer's right, title and interest in the Collateral. The Notes shall never constitute obligations of the Indenture Trustee, the Contributor, the Manager, the Seller or of any shareholder or any Affiliate of any other Person (other than the Issuer) or any officers, directors, employees or agents of any thereof, and no recourse may be had under or upon any obligation, covenant or agreement of this Indenture, any Supplement or of any Notes, or for any claim based thereon or otherwise in respect thereof, against any incorporator or against any past, present, or future owner, partner of an owner or any officer, employee or director thereof or of any successor entity, or any other Person, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed that this Indenture and the obligations issued hereunder are solely obligations of the Issuer, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any other Person under or by reason of this Indenture, any Supplement or any Notes or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes. Except as may be provided in any Supplement, no Person other than the Issuer shall be liable for any obligation of the Issuer under this Indenture or any Note or any losses incurred by any Noteholder.

         Section 204. Certificate of Authentication. No Notes shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon by manual signature a certificate of authentication by the Indenture Trustee, substantially in the form set forth in the form of Note attached to the related Supplement. Such certificate on any Note issued by the Issuer shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

         At the written direction of the Issuer, the Indenture Trustee shall authenticate and deliver the Notes. It shall not be necessary that the same Authorized Signatory of the Indenture Trustee execute the certificate of authentication on each of the Notes.

         Section 205. Registration; Registration of Transfer and Exchange of Notes.

              (a) The Indenture Trustee shall keep at its Corporate Trust Office books for the registration and transfer of the Notes (the "Note Register"). The Issuer hereby appoints the Indenture Trustee as its registrar (the "Note Registrar") and transfer agent to keep such books and make such registrations and transfers as are hereinafter set forth in this Section 205 and also authorizes and directs the Indenture Trustee to provide a copy of such registration record to the Deal Agent upon its request. The names and addresses of the Holders of all Notes and all transfers of, and the names and addresses of the transferee of, all Notes will be registered in such Note Register. The Person in whose name any Note is registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Indenture, and the Indenture Trustee, any related Series Enhancer and the Issuer shall not be affected by any notice or knowledge to the contrary. If a Person other than the Indenture Trustee is appointed by the Issuer to maintain the Note Register, the Issuer will give the Indenture Trustee and the Deal Agent prompt written notice of such appointment and of the location, and any change in the location, of the successor note registrar, and the Indenture Trustee and any related Series Enhancer shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by an officer thereof as to the names and addresses of the Noteholders and Series, Class and the principal amounts and number of such Notes.

              (b) Payments of principal, premium, if any, and interest on any Note shall be payable on each Payment Date only to the registered Holder thereof on the Record Date immediately preceding such Payment Date. The principal of, premium, if any, and interest on each Note shall be payable at the Corporate Trust Office of the Indenture Trustee in immediately available funds in such coin or currency of the United States of America as at the time for payment shall be legal tender for the payment of public and private debts. Except as set forth in any Supplement, all interest payable on the Notes shall be computed on the basis of a 360 day year consisting of twelve months of 30 days each. Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the registered Holder of any Note by written notice to the Indenture Trustee, all amounts payable to such registered Holder may be paid either (i) by crediting the amount to be distributed to such registered Holder to an account maintained by such registered Holder with the Indenture Trustee or by transferring such amount by wire to such other bank in the United States, including a Federal Reserve Bank, as shall have been specified in such notice, for credit to the account of such registered Holder maintained at such bank, or (ii) by mailing a check to such address as such Holder shall have specified in such notice, in either case (subject to the provisions of Section 207 hereof) without any presentment or surrender of such Note to the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee.

              (c) Upon surrender for registration of transfer of any Note at the Corporate Trust Officer the Issuer shall execute and the Indenture Trustee, upon written request, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same class, of any authorized denominations and of a like aggregate original principal amount.

              (d) All Notes issued upon any registration of transfer or exchange of Notes shall be the legal, valid and binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture and any Supplement, as the Notes surrendered upon such registration of transfer or exchange.

              (e) Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Indenture Trustee duly executed, by the holder thereof or his attorney duly authorized in writing.

              (f) Any service charge, fees or expenses made or expense incurred by the Indenture Trustee for any such registration, discharge from registration or exchange referred to in this Section 205 shall be paid by the Noteholder. The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection therewith.

              (g) If Notes are issued or exchanged in definitive form under
Section 202, such Notes will not be registered by the Indenture Trustee unless each prospective Noteholder acquiring a Note, each prospective transferee acquiring a Note and each prospective owner (or transferee thereof) of a beneficial interest in Notes acquiring such beneficial interest provides the Manager, the Issuer, the Indenture Trustee and any successor Manager with a written representation that the statements in either subsections (1) or (2) of
Section 208 is an accurate representation as to all sources of funds to be used to pay the purchase price of the Notes.

              (h) No transfer of a Note shall be deemed effective unless the registration and prospectus delivery requirements of Section 5 of the Securities Act and any applicable state securities laws are complied with, or such transfer is exempt from the registration and prospectus delivery requirements under the Securities Act and such laws. In the event that a transfer is to be made without registration or qualification, such Noteholder's prospective transferee shall deliver to the Indenture Trustee an investment letter substantially in the form of Exhibit B hereto (the "Investment Letter"). The Indenture Trustee is not under any obligation to register the Notes under the Securities Act or any other securities law or to bear any expense with respect to such registration by any other Person or monitor compliance of any transfer with the securities laws of the United States, regulations promulgated in connection thereto or ERISA unless the Notes are issued or exchanged in definitive form under Section 202.

         Section 206. Mutilated, Destroyed, Lost and Stolen Notes. (a) If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as it and the Issuer may require to hold the Issuer and the Indenture Trustee harmless (the unsecured indemnity of a Rated Institutional Noteholder being deemed satisfactory for such purpose), then the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Series and Class and maturity and of like terms as the mutilated, destroyed, lost or stolen Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within thirty (30) days shall be or become due and payable, the Issuer may pay such destroyed, lost or stolen Note when so due or payable instead of issuing a replacement Note.

         (b) If, after the delivery of such replacement Note, or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any and all loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         (c) The Indenture Trustee and the Issuer may, for each new Note authenticated and delivered under the provisions of this Section 206, require the advance payment by the Noteholder of the expenses, including counsel fees, service charges and any tax or governmental charge which may be incurred by the Indenture Trustee or the Issuer. Any Note issued under the provisions of this
Section 206 in lieu of any Note alleged to be destroyed, mutilated, lost or stolen, shall be equally and proportionately entitled to the benefits of this Indenture with all other Notes of the same Series and Class. The provisions of this Section 206 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 207. Delivery, Retention and Cancellation of Notes. Each Noteholder is required, and hereby agrees, to surrender to the Indenture Trustee, prior to the Expected Final Payment Date, any Note on which the final payment due thereon has been made. Any such Note as to which the Indenture Trustee has made or holds the final payment thereon shall be deemed canceled and unless any unreimbursed payment on such Note has been made by a Series Enhancer, shall no longer be Outstanding for any purpose of this Indenture, whether or not such Note is ever returned to the Indenture Trustee. Matured Notes delivered upon final payment to the Indenture Trustee and any Notes transferred or exchanged for other Notes shall be canceled and disposed of by the Indenture Trustee in accordance with its policy of disposal and the Indenture Trustee shall promptly deliver to the Issuer such canceled Notes upon reasonable prior written request. If the Indenture Trustee shall acquire, for its own account, any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes. If the Issuer shall acquire any of the Notes, such acquisition shall operate as a redemption or satisfaction of the indebtedness represented by such Notes. Notes which have been canceled by the Indenture Trustee shall be deemed paid and discharged for all purposes under this Indenture.

         Section 208. ERISA Deemed Representations. Each prospective initial Noteholder acquiring Notes, each prospective transferee acquiring the Notes, and each prospective owner (or transferee thereof) of a beneficial interest in Notes (each a "Prospective Owner") will be deemed to have represented by such purchase to the Issuer, Variable Funding Capital Corporation, the Indenture Trustee, the Manager and any successor Manager that either (1) it is not acquiring the Notes with the assets of a Plan; or (2) the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

                                   ARTICLE III

                  PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS

         Section 301. Principal and Interest. Distributions of principal, premium, if any, and interest on any Series or Class of Notes shall be made to Noteholders of each Series and Class as set forth in Section 302 of this Indenture and the related Supplement. The maximum Overdue Rate for any Note of any Series shall be equal to the sum of (i) two percent (2%) per annum and (ii) the interest rate per annum payable on such Note prior to the event giving rise to such Default Interest or, if interest payments on the affected Series of Notes is calculated based on a variable rate of interest, the interest rate that will be payable as a consequence of such default. If interest or principal amounts are paid by a Series Enhancer, then the Default Interest shall be owed to the Series Enhancer and shall not be paid to applicable Noteholders of such Series unless the related Series Enhancer has failed to make payment of such amounts in accordance with the terms of any applicable Series Enhancement Agreement.

         Section 302. Trust Account. (a) On or prior to the Closing Date, the Indenture Trustee shall establish and maintain the Trust Account with Wells Fargo Bank National Association. The Trust Account shall be in the name of the Indenture Trustee, on behalf of the Noteholders, any Eligible Interest Rate Swap Counterparty and any Series Enhancer, pursuant to the terms of this Indenture. Neither the Issuer nor the Indenture Trustee shall establish any additional Trust Accounts without prior written consent of the Deal Agent.

         (b) On or prior to the Closing Date, the Issuer shall direct the Head Lessee to deposit in the Trust Account when due (but in no event later than the Determination Date), all payments required to be deposited therein by this Indenture and the other Related Documents.

         (c) Pursuant to the Management Agreement, the Manager is required to deliver to the Indenture Trustee all calculations and allocations required by the Manager Report. On each Payment Date, the Indenture Trustee, based on the Manager Report provided that, in the absence of any Manager Report, the Indenture Trustee shall distribute all funds from the Trust Account available for distribution in accordance with the written direction of the Deal Agent, shall distribute funds in an amount equal to the Available Distribution Amount to the following Persons in the following order of priority:

              (1) To the extent not sufficient on a pro rata basis: (A) to the Indenture Trustee by wire transfer of immediately available funds, all Indenture Trustee's Fees and Indenture Trustee Indemnified Amounts then due and payable for all Series then Outstanding, to the extent not paid by the Manager not to exceed $20,000 annually, and (B) to the Back-up Manager, any Back-up Manager Fee than due and payable;

              (2) To each Eligible Interest Rate Swap Counterparty, on a pro rata basis, an amount equal to the sum of (i) any payments (other than termination payments) then due and payable pursuant to the terms of any Interest Rate Swap Agreement then in effect and (ii) any termination payment then due and payable pursuant to the terms of any Interest Rate Swap Agreement then in effect to the extent (but only to the extent) that such termination payments were not caused by a default by the related Eligible Interest Rate Swap Counterparty;

              (3) To the Series Account for each Series of Senior Notes then Outstanding, an amount equal to the Senior Class Priority Payments (including reimbursements payable to any Series Enhancer for interest previously paid provided for in the related Enhancement Agreement) for each such Series. If sufficient funds do not exist to pay in full all such Senior Class Priority Payments, such amounts shall be allocated among the Series of Senior Notes in the same proportion as the ratio of (x) the Senior Class Priority Payments of a particular Series of Senior Notes then Outstanding to (y) the aggregate Senior Class Priority Payments of all Series of Senior Notes then Outstanding;

              (4) To the Series Account for each Series of Subordinate Notes then Outstanding, an amount equal to the Subordinate Class Priority Payments for each such Series. If sufficient funds do not exist to pay in full all such Subordinate Class Priority Payments, such amounts shall be allocated among the Series of Subordinate Notes in the same proportion as the ratio of (x) the Subordinate Class Priority Payments of a particular Series of Subordinate Notes then Outstanding to (y) the aggregate Subordinate Class Priority Payments of all Series of Subordinate Notes then Outstanding;

              (5) To the Issuer, the Partnership Priority Payments and the amounts required to be paid pursuant to the Head Lessor Margin Letter;

              (6) To the Series Account for each Series of Senior Notes then Outstanding, an amount equal to the Principal Payment Amounts for such Series;

              (7)To the Series Account for each Series of Subordinate Notes then Outstanding, an amount equal to the Principal Payment Amounts for such Series;

              (8) To the Issuer, an amount equal to the Partnership Preferred Capital Payments;

              (9) To the Series Account for each Series of Senior Notes then Outstanding, that Series pro rata portion (based on then unpaid principal balances of such Senior Notes) of any Prepayment permitted or required pursuant to the provisions of Section 702 hereof;

              (10) To the Series Account for each Series of Subordinate Notes then Outstanding, that Series pro rata portion (based on then unpaid principal balances of such Subordinate Notes) of any Prepayment permitted or required pursuant to the provisions of Section 702 hereof;

              (11) To the Series Account for each Series of Notes then Outstanding, that Series pro rata portion (based on then unpaid principal balances of such Notes) of any Prepayment permitted or required pursuant to the provisions of Section 702 hereof;

              (12) To the Series Account for each Series of Senior Notes then Outstanding, an amount equal to any Indemnity Amounts (including indemnities owing to the Series Enhancer, the Deal Agent and each Noteholder) then due and owing pursuant to the terms of the related Supplement for such Series;

              (13) To the Series Account for each Series of Subordinate Notes then Outstanding, an amount equal to any Indemnity Amounts (including indemnities owing to the Series Enhancer, the Deal Agent and each Noteholder) then due and owing pursuant to the terms of the related Supplement for such Series;

              (14) To the Issuer, an amount equal to any Indemnity Amounts then due and owing pursuant to the terms of the Partnership Agreement;

              (15) To each Eligible Interest Rate Swap Counterparty, on a pro rata basis, the amount of any unpaid termination payments then due and payable pursuant to the terms of any Interest Rate Swap Agreement then in effect;

              (16) To the Indenture Trustee by wire transfer of immediately available funds, all remaining unpaid Indenture Trustee's Fees and Indenture Trustee's Indemnified Amounts then due and payable (after giving effect to any payments made pursuant to clause (1); and

              (17) To the Issuer, any remaining Available Distribution Amount.

         (d) If any Series has more than one Class of Senior Notes then Outstanding, then the portion of Head Lessor Collections and other amounts allocable to such Series in accordance with Section 302(c) shall be calculated without regard to the payment priorities of the Classes of Senior Notes within such Series. If any Series has more than one Class of Subordinate Notes then Outstanding, then the portion of Head Lessor Collections and other amounts allocable to such Series in accordance with Section 302(c) shall be calculated without regard to the payment priorities of the Classes of Subordinate Notes within such Series. Once such Head Lessor Collections have been allocated to each Series, then that portion of the Head Lessor Collections allocable to such Series shall be paid to each Class of Noteholders of such Series in accordance with the priority of payments set forth in the related Supplement.

         Section 303. Investment of Monies Held in the Trust Account and Series Accounts; Control over Eligible Investments. (a) The Indenture Trustee shall invest any cash deposited in the Trust Account and each Series Account in such Eligible Investments as the Manager shall direct in writing or by telephone and subsequently confirmed in writing. Each Eligible Investment (including reinvestment of the income and proceeds of Eligible Investments) shall be held to its maturity and shall mature or shall be payable on demand not later than the Business Day immediately preceding the next succeeding Payment Date. If the Indenture Trustee has not received written instructions from the Manager by 2:30 p.m. (New York time) on the day such funds are received as to the investment of funds then on deposit in any of the aforementioned accounts, the Issuer hereby instructs the Indenture Trustee to invest such funds in Eligible Investments of the type described in clause (iv) of the definition of Eligible Investments. Any funds in the Trust Account and each Series Account not so invested must be fully insured by the Federal Deposit Insurance Corporation. Eligible Investments shall be made in the name of the Indenture Trustee for the benefit of the Noteholders, any Eligible Interest Rate Swap Counterparty and any Series Enhancer. Any earnings on Eligible Investments in the Trust Account and each Series Account shall be retained in each such account and be distributed in accordance with the terms of this Indenture or any related Supplement. The Indenture Trustee shall not be liable or responsible for losses on any investments made by it pursuant to this Section 303.

         (b) Each of the Issuer and the Indenture Trustee hereby agrees that (i) each of the Trust Account and the Series Accounts will be a "securities account" as such term is defined in Section 8-501(a) of the UCC, (ii) the Indenture Trustee shall, subject to the terms of this Indenture, treat the Issuer as entitled to exercise the rights that comprise any Financial Asset credited to such accounts, (iii) all Eligible Investments will be promptly credited to such accounts and shall be treated as a "Financial Asset" within the meaning of
Section 8-102(a)(9) of the UCC, and (iv) all securities or other property underlying any Financial Assets credited to such accounts shall be registered in the name of the Indenture Trustee, indorsed to the Indenture Trustee and in no case will any financial asset credited to the Trust Account or Series Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer except to the extent the foregoing have been specially indorsed to the financial intermediary at which such accounts are maintained or in blank.

         (c) Upon the occurrence of a Trigger Event or an Event of Default hereunder, the Indenture Trustee, acting in accordance with the terms of this Indenture, shall be entitled to provide an Entitlement Order (as defined in Section 8-102(a)(8) of the UCC) to the financial intermediary at which such accounts are maintained. Upon receipt of the Entitlement Order in accordance with the provisions of this Indenture, the Indenture Trustee shall comply with such Entitlement Order without further consent by the Issuer or any other Person.

         (d) In the event that a Corporate Trust Officer of the Indenture Trustee obtains actual knowledge that the Indenture Trustee has or subsequently obtains by agreement, operation of law or otherwise a security interest in any of the Trust Account, any Series Account or any security entitlement credited thereto, the Indenture Trustee hereby agrees that such security interest shall be subordinate to the security interest created by this Indenture. The financial assets and other items deposited to the accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person except as created pursuant to this Indenture.

         Section 304. Reports to Noteholders. The Indenture Trustee shall promptly upon request furnish to each Noteholder and each Series Enhancer a copy of all reports, financial statements and notices received by the Indenture Trustee pursuant to any Related Document.

         Section 305. Records. The Indenture Trustee shall cause to be kept and maintained adequate records pertaining to the Trust Account and each Series Account and all receipts and disbursements therefrom. The Indenture Trustee shall deliver at least monthly an accounting thereof in the form of a trust statement to the Issuer, the Deal Agent, the Manager and each Series Enhancer.

         Section 306. CUSIP Numbers.

         The Issuer in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Indenture Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee of any change in the "CUSIP" numbers.

         Section 307. No Claim.

         Indemnities payable to the Indenture Trustee, the Manager and any other Person shall be non-recourse to the Issuer and shall not constitute a claim against the Issuer or the Collateral in the event such amounts are not paid in accordance with Section 302 of this Indenture.

         Section 308. Compliance with Withholding Requirements.

         Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all United States federal income tax withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Indenture Trustee reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for any such withholding.

         Section 309. Tax Treatment of Notes.

         The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer and the Indenture Trustee, by entering into this Indenture, and each Noteholder, by its acceptance of its Note, agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

                                   ARTICLE IV

                                   COLLATERAL

         Section 401. Collateral. (a) The Notes and the obligations of the Issuer hereunder shall be an obligation of the Issuer as provided in Section 203 hereof. The Noteholders and any Series Enhancer shall also have the benefit of, and the Notes shall be secured by and be payable solely from, the Issuer's right, title and interest in the Collateral.

         (b) Notwithstanding anything contained in this Indenture to the contrary, the Issuer expressly agrees that it shall remain liable under the Head Lease and each other agreement and contract included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by the Issuer thereunder and that the Issuer shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such contract and agreement. However, each of the Issuer and the Indenture Trustee acknowledge that the security interest of the Indenture Trustee in the Head Lease is subject to the Head Lessee's right of quiet enjoyment so long as no Head Lease Event of Default has occurred and is continuing and the Head Lessor continues to receive when due all amounts payable under the Head Lease.

         (c) The Indenture Trustee hereby acknowledges the appointment by the Issuer of the Manager to service and administer the Collateral in accordance with the provisions of the Management Agreement and, so long as such Management Agreement shall not have been terminated in accordance with its terms, the Indenture Trustee hereby agrees to provide the Manager with such documentation, and to take all such actions with respect to the Collateral as the Manager may reasonably request in writing in accordance with the express provisions of the Management Agreement. Until such time as the Management Agreement has been terminated in accordance with its terms, the Manager, on behalf of the Issuer, shall continue to collect all Accounts and payments on the Leases in accordance with the provisions of the Management Agreement.

         Section 402. Pro Rata Interest. (a) Except as expressly provided for herein and in any Supplement, the Notes of all Outstanding Series shall be equally and ratably entitled to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the related Supplement. All Notes of a particular Class issued hereunder are and are to be, to the extent (including any exceptions) provided in this Indenture and the related Supplement, equally and ratably secured by this Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery of the Notes so that all Notes of a particular Series and Class at any time Outstanding (including Notes owned by the Seller and its Affiliates, other than the Issuer) shall have the same right, Lien and preference under this Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof.

         (b) With respect to each Series of Notes, the execution and delivery of the related Supplement shall be upon the express condition that, if the conditions specified in Section 701 of this Indenture are met with respect to such Series of Notes, the security interest and all other estate and rights granted by this Indenture with respect to such Series of Notes shall cease and become null and void and all of the property, rights, and interest granted as security for the Notes of such Series shall revert to and revest in the Issuer without any other act or formality whatsoever.

         Section 403. Indenture Trustee's Appointment as Attorney-in-Fact.

         (a) The Issuer hereby irrevocably constitutes and appoints the Indenture Trustee, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Issuer and in the name of the Issuer or in its own name, from time to time, for the purpose of carrying out the terms of this Indenture, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture; provided, however, that the Indenture Trustee has no obligation or duty to determine whether to perfect, file, record or maintain any perfected, filed or recorded document or instrument (all of which the Issuer shall prepare, deliver and instruct the Indenture Trustee to execute) in connection with the grant or security interest in the Collateral hereunder.

         (b) The Indenture Trustee shall not exercise the power of attorney or any rights granted to the Indenture Trustee pursuant to this Section 403 unless an Event of Default shall have occurred and then be continuing. The Issuer hereby ratifies, to the extent permitted by law, all actions that said attorney shall lawfully do, or cause to be done, by virtue hereof. The power of attorney granted pursuant to this Section 403 is a power coupled with an interest and shall be irrevocable until all Series of Notes are paid and performed in full.

         (c) The powers conferred on the Indenture Trustee hereunder are solely to protect the Indenture Trustee's interests in the Collateral and shall not impose any duty upon it to exercise any such powers except as set forth herein. The Indenture Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Issuer for any act or failure to act, except for its own negligence or willful misconduct.

         (d) The Issuer also authorizes the Indenture Trustee, at any time and from time to time upon the occurrence of an Event of Default, to (i) at the written direction of the Requisite Global Majority, terminate the Management Agreement then in effect and (ii) execute, in connection with the sale of Collateral provided for in Article VIII hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         (e) If the Issuer fails to perform or comply with any of its agreements contained herein, the Indenture Trustee, with the consent of, or at the direction of, the Requisite Global Majority, shall perform or comply, or otherwise cause performance or compliance, with such agreement. The reasonable expenses, including attorneys' fees and expenses, of the Indenture Trustee incurred in connection with such performance or compliance, together with interest thereon at the rate specified in the related Supplement, shall be payable by the Issuer to the Indenture Trustee on demand and shall constitute additional Outstanding Obligations secured hereby.

         Section 404. Release of Security Interest. The Indenture Trustee, at the written direction of the Manager ( a copy of which direction shall be delivered to the Deal Agent, each Series Enhancer and each Eligible Interest Rate Swap Counterparty), shall release from the Lien of this Indenture, (i) those Interest Rate Swap Agreements identified by the Manager; provided that, after giving effect to any such release of an Interest Rate Swap Agreement, the Issuer shall be in compliance with the requirement of Section 630 hereof and (ii) any additional Compressors identified by the Manager; provided, however, that any such release of Collateral shall be conditioned upon the receipt and approval by the Deal Agent of such documentation as the Deal Agent may reasonably request to demonstrate that, after giving effect to any such requested release of Compressors, none of the following events or conditions does or will exist:

              (i) a Net Revenue Event; or

              (ii) an Overcollateralization Event; or

              (iii) an Event of Default; or

              (iv) a Head Lease Event of Default; or

              (v) any Manager Default of the type described in paragraphs (a),
                  (f), (h), (j), (k), (m) and (n) in Section 12.1 of the Management Agreement; or

              (vi) any other Manager Default not described in clause (v) above, but only to the extent that, the Requisite Global Majority has elected to terminate the defaulting Manager as the consequence of any such Manager Default in accordance with the terms of the Management Agreement.

In connection with proving the existence or non-existence of either a Net Revenue Event or an Overcollateralization Event, the Issuer shall deliver (or shall cause to be delivered) to the Deal Agent all of the following:

              (A) three Appraisals establishing the then Aggregate Appraised Value (calculated after giving effect to the release of the requested Compressors);

              (B) a pro forma calculation establishing that, after giving effect to any such release of the requested Compressors and any associated Prepayment of the Notes and the Capital, no Net Revenue Event or Overcollateralization Event shall or will exist; and

              (C) an Officer's Certificate of the Manager that all of the conditions specified in this Section 404 have been satisfied.

         The Indenture Trustee will, promptly upon receipt of such certificate from the Manager and at the Issuer's expense, execute and deliver to the Issuer, the Seller or the Manager, as appropriate, each Series Enhancer, each Eligible Interest Rate Swap Counterparty and the Deal Agent, a non-recourse certificate of release substantially in the form of Exhibit A hereto and such additional documents and instruments as that Person may reasonably request to evidence the termination and release from the Lien of this Indenture of such Compressor and the other related items of Collateral.

         Section 405. Administration of Collateral. (a) The Indenture Trustee shall promptly as practicable notify the Noteholders, each Eligible Interest Rate Swap Counterparty, each Series Enhancer and the Deal Agent of any Manager Default of which a Corporate Trust Officer has actual knowledge. If a Manager Default shall have occurred and then be continuing, the Indenture Trustee, in accordance with the written direction of the Requisite Global Majority, shall deliver to the Manager (with a copy to the Deal Agent, each Rating Agency, each Series Enhancer and each Eligible Interest Rate Swap Counterparty) a Manager Termination Notice terminating the Manager of its responsibilities in accordance with the terms of the Management Agreement. If the Back-up Manager is prohibited by Applicable Law from serving as the Manager (and delivering the document evidencing such inability as set forth in the Back-up Management Agreement) and if the Deal Agent is unable to locate and qualify a replacement Manager within sixty (60) days after the date of delivery of the Manager Termination Notice, then the Indenture Trustee may appoint, or petition a court of competent jurisdiction to appoint as a successor Manager, a Person reasonably acceptable to the Requisite Global Majority, having a net worth of not less than $15,000,000 and whose regular business includes leasing of natural gas compressors. In connection with the appointment of a replacement Manager, the Indenture Trustee or Deal Agent may, with the written consent of the Requisite Global Majority, make such arrangements for the compensation of such replacement out of Head Lessor Collections as the Indenture Trustee, each Eligible Interest Rate Swap Counterparty, each Series Enhancer, the Deal Agent and such replacement Manager shall agree. The Indenture Trustee shall take such action, consistent with the Management Agreement and the other Related Documents, as shall be necessary to effectuate the appointment and installation of the Back-up Manager or another Manager.

         (b) Upon a Corporate Trust Officer's obtaining actual knowledge or the receipt of notice by the Indenture Trustee that a Warranty Purchase Amount has not been paid when due pursuant to the terms of the Related Documents, the Indenture Trustee shall notify each Series Enhancer, each Rating Agency, each Eligible Interest Rate Swap Counterparty and the Requisite Global Majority of such event and shall enforce such repurchase obligations at the direction of the Requisite Global Majority.

                                   ARTICLE V

                       RIGHTS OF NOTEHOLDERS; ALLOCATION
                        AND APPLICATION OF COLLECTIONS;
                           REQUISITE GLOBAL MAJORITY

         Section 501. Rights of Noteholders. The Noteholders of each Series shall have the right to receive, at the times and in the amounts specified in the related Supplement, (i) the portion of Head Lessor Collections allocable to Noteholders of such Series pursuant to this Indenture and the related Supplement, (ii) funds on deposit in the Trust Account related thereto and (iii) funds on deposit in any Series Account for such Series or Class, or payable with respect to, any Series Enhancement for such Series or Class. Each Noteholder, by acceptance of its Notes, (a) acknowledges and agrees that (except as expressly provided herein and in a Supplement entered into in accordance with Section 1006(b) hereof) the Noteholders of a Series or Class shall not have any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class and (b) ratifies and confirms the terms of this Indenture and the Related Documents executed in connection with such Series.

         Section 502. Collections and Allocations. With respect to each Collection Period, the Available Distribution Amount on deposit in the Trust Account will be allocated to each Series then Outstanding in accordance with
Article III of this Indenture and the Supplements.

         Section 503. Determination of Requisite Global Majority. A Requisite Global Majority shall exist with respect to any action proposed to be taken pursuant to the terms of this Indenture or any Supplement if Control Parties representing a majority of the Existing Commitments of all Series then Outstanding shall approve or direct such proposed action (in making such a determination, each Control Party shall be deemed to have voted the entire Existing Commitment of the related Series in favor of, or in opposition to, such proposed action, as the case may be).

         Except where the Indenture specifically states otherwise, the Indenture Trustee, provided it has sent out notices in accordance with the Indenture, may act as directed by a majority of the outstanding Noteholders responding in writing to such request for amendment or written direction, provided however, that Noteholders representing at least 51% of the Existing Commitments of all Series then Outstanding as of the time such voting response is due back to the Indenture Trustee must have responded in writing to the Indenture Trustee's notice to amend or for written direction. In addition, the Indenture Trustee shall not have any liability to any Noteholder or Note Owner with respect to any action taken pursuant to such notice if the Noteholder or Note Owner does not respond to such notice within the time period set forth in such notice. By acceptance of a Note, each Noteholder and Note Owner agree to the foregoing provisions.

                                   ARTICLE VI

                                   COVENANTS

         For so long as any Outstanding Obligations of the Issuer under this Indenture or any Related Document have not been paid and/or performed, the Issuer shall observe each of the following covenants:

         Section 601. Payment of Principal and Interest; Payment of Taxes.

         (a) The Issuer will duly and punctually pay the principal of, and interest on, the Notes in accordance with the terms of the Notes, this Indenture and the related Supplement;

         (b) The Issuer will take all actions as are necessary to insure that all taxes and governmental claims, if any, in respect of the Issuer's activities and assets are promptly paid; and

         (c) The Issuer will not claim any credit on, make any deduction from the principal, premium, if any, or interest payable in respect of the Notes (other than amounts properly withheld from such payments under any applicable law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any of the Collateral.

         Section 602. Maintenance of Office. The chief executive office of the Issuer is located at 2911 Turtlecreek Boulevard, Suite 1240, Dallas, Texas 75215. The Issuer shall not establish a new location for its chief executive office unless (i) the Issuer shall provide each of the Indenture Trustee, each Rating Agency, the Deal Agent, each Eligible Interest Rate Swap Counterparty and each Series Enhancer not less than sixty (60) days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Indenture Trustee, the Deal Agent, any Eligible Interest Rate Swap Counterparty or any Series Enhancer may reasonably request, and (ii) not less than fifteen (15) days' prior to the effective date of such relocation, the Issuer shall have taken, at its own cost, all action necessary so that such change of location does not impair the security interest of the Indenture Trustee in the Collateral, or the perfection of the sale or contribution of the Compressors to the Issuer, and shall have delivered to the Indenture Trustee, the Deal Agent, each Eligible Interest Rate Swap Counterparty and each Series Enhancer copies of all filings required in connection therewith together with an Opinion of Counsel, satisfactory to the Indenture Trustee, the Deal Agent, each Eligible Interest Rate Swap Counterparty and the Series Enhancers, to the effect that such change of location does not impair either the perfection or priority of the Indenture Trustee's security interest in the Collateral.

         Section 603. Corporate Existence. The Issuer will keep in full effect its existence, rights and franchises as a limited partnership organized under the laws of the State of Delaware, and will obtain and preserve its qualification in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of this Indenture, any Supplements issued hereunder and the Notes.

         Section 604. Protection of Collateral. The Issuer will from time to time execute and deliver all amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will, upon the reasonable request of the Manager, the Indenture Trustee, the Deal Agent, any Eligible Interest Rate Swap Counterparty or any Series Enhancer, take such other action reasonably necessary or advisable to:

         (a) grant more effectively the security interest in all or any portion of the Collateral;

         (b) maintain or preserve the Lien of this Indenture (and the priority thereof) or carry out more effectively the purposes hereof;

         (c) perfect, publish notice of, or protect the validity of the security interest in the Collateral created pursuant to this Indenture;

         (d) enforce any of the items of the Collateral;

         (e) preserve and defend its right, title and interest to the Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all Persons (other than the Noteholders or any Person claiming through the Noteholders), including any claims that the Compressor is a fixture; or

         (f) pay any and all taxes levied or assessed upon all or any part of the Collateral.

         Section 605. Enforce Head Lease Rights. Except as otherwise expressly permitted by the terms of the Related Documents, the Issuer will promptly enforce all of its rights under, and with respect to, the Head Lease and the Head Lease Collateral.

         Section 606. Negative Covenants Regarding Collateral. The Issuer will not, without (i) the prior written consent of the Indenture Trustee (acting at the direction of the Requisite Global Majority) and (ii) satisfaction of the Rating Agency Condition in each instance:

         (a) except as otherwise permitted by this Indenture, any Interest Rate Swap Agreement or the other Related Documents, the Issuer will not take, or fail to take, any action, and will use its reasonable efforts not to permit any action to be taken by others, which would release any Person from any of such Person's covenants or obligations under any agreement or instrument included in the Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument. In furtherance of the foregoing, the Issuer will not amend, modify or terminate the Head Lease and/or the Head Lessee Security Agreement or grant any waiver or consent from compliance with the express terms thereof.

         (b) at any time sell, transfer, exchange or otherwise dispose of any of the Collateral (including, without limitation, any Head Lease Collateral), except as follows:

              (i) in connection with a sale pursuant to Sections 612 or 816 hereof;

              (ii) sales of Compressors for a net sales proceeds payable to the Issuer of not less than the sum of the Appraised Values (as in effect on the Conversion Date) of the Compressors that were sold, regardless of whether such sales are considered to have been made in the ordinary course of business; or

              (iii) sales of Compressors in the ordinary course of business (including any such sales resulting from the sell/repair decision of the Manager) regardless of the sales proceeds realized from such sales so long as an Event of Default or Trigger Event is not then continuing or would result from such sale of Compressors.

         (c) (i) permit the validity or effectiveness of this Indenture to be impaired, or (ii) permit the Lien of this Indenture with respect to the Collateral to be subordinated, terminated or discharged, except as permitted in accordance with Section 404 or Article VII hereof, or (iii) permit any Person to be released from any covenants or obligations with respect to such Collateral, except as may be expressly permitted by the Management Agreement.

         Section 607. (a) Non-Consolidation of the Issuer. The Issuer shall be operated in such a manner that it shall not be substantively consolidated with the trust estate of any other person in the event of the bankruptcy or insolvency of the Issuer or such other person. Without limiting the foregoing the Issuer shall (1) conduct its business in its own name, (2) maintain its books and records separate from those of any other person, (3) maintain its bank accounts separate from those of any other person, (4) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person, (5) pay its own liabilities and expenses only out of its own funds, (6) enter into a transaction with an Affiliate only if such transaction is commercially reasonable and on the same terms as would be available in an arm's length transaction with a person or entity that is not an Affiliate, (7) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, (8) hold itself out as a separate entity, (9) maintain adequate capital in light of its contemplated business operations and (10) observe all other appropriate partnership and other organizational formalities.

         (b) Notwithstanding any provision of law which otherwise empowers the Issuer, the Issuer shall not (1) hold itself out as being liable for the debts of any other person, (2) act other than in its partnership name and through its general partner or its duly authorized officers or agents, (4) engage in any joint activity or transaction of any kind with or for the benefit of any Affiliate including any loan to or from or guarantee of the indebtedness of any Affiliate, except payment of lawful distributions to its partners, (5) commingle its funds or other assets with those of any other person, (6) create, incur, assume, guarantee or in any manner become liable in respect of any indebtedness (except pursuant to this Indenture) other than trade payables and expense accruals incurred in the ordinary course of its business or (7) take any other action that would be inconsistent with maintaining the separate legal identity of the Issuer.

         Section 608. No Bankruptcy Petition. The Issuer shall not (1) commence any Insolvency Proceeding seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (3) make a general assignment for the benefit of creditors, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing.

         Section 609. Liens; Fixtures. The Issuer shall not permit (i) any Lien (except any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the Proceeds thereof; (ii) the Lien of this Indenture not to constitute a valid first priority perfected security interest in the Collateral or (iii) any Compressor to be considered a fixture under applicable local law.

         Section 610. Other Debt. The Issuer shall not contract for, create, incur, assume or suffer to exist any Indebtedness other than (i) the Notes issued pursuant to this Indenture or any Supplement issued hereunder, (ii) any Management Fees and all other amounts payable pursuant to the provisions of the Management Agreement, (iii) trade payables and expense accruals incurred in the ordinary course and which are incidental to the purposes permitted pursuant to the Issuer's partnership agreement and (iv) obligations incurred pursuant to Interest Rate Swap Agreements permitted or required hereunder.

         Section 611. Guarantees, Loans, Advances and Other Liabilities. The Issuer will not make any loan, advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse (except for the endorsement of checks for collection or deposit) or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 612. Consolidation, Merger and Sale of Assets. (a) The Issuer shall not consolidate with or merge with or into any other Person or sell, convey, transfer or lease all or substantially all of its assets, whether in a single transaction or a series of transactions, to any Person substantially all of its assets, except for (i) any such sale, conveyance or transfer contemplated in this Indenture or any Supplement issued hereunder and (ii) any lease of a Compressor in accordance with the terms of the Head Lease.

         (b) The obligations of the Issuer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Issuer hereunder except in each case in accordance with the provisions of this Indenture.

         (c) The Issuer shall give prior written notice to any Rating Agencies of any action pursuant to this Section 612.

         Section 613. Other Agreements. The Issuer will not after the date of the issuance of the Notes enter into, or become a party to, any agreements or instruments other than this Indenture, the Supplement, the Sale Agreement, the Head Lease, the Management Agreement, the Back-up Management Agreement, the Head Lessee Security Agreement, the Note Purchase Agreement, or any other agreement(s) contemplated thereby, including, without limitation, (i) any agreement(s) for disposition of the Sold Assets permitted by Sections 612, 804 or 816 hereof and (ii) any agreement(s) for the sale or re-lease of a Compressor made in accordance with the provisions of the Management Agreement. In addition, the Issuer will not amend, modify or waive any provision of the Head Lease or the Sale Agreement or give any approval or consent or permission provided for therein without the prior written consent of the requisite Persons set forth in the Head Lease or the Sale Agreement.

         Section 614. Charter Documents. The Issuer will not amend or modify its Certificate of Limited Partnership or Partnership Agreement without the prior written consent of the Requisite Global Majority and satisfaction of the Rating Agency Condition.

         Section 615. Capital Expenditures. The Issuer will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty), except for (a) acquisition of additional Compressors from the Seller pursuant to the Sale Agreement or (b) overhaul expenses or capital improvements to the Compressors made in the ordinary course of its business and in accordance with the terms of the Management Agreement.

         Section 616. Permitted Activities; Compliance with Limited Partnership Agreement. The Issuer will not engage in any activity or enter into any transaction except as permitted under its Partnership Agreement as in effect on the date on which this Indenture is executed. The Issuer will observe all partnership, organizational and managerial procedures required by its Partnership Agreement, any other partnership formation documents of the Issuer, and the limited partnership laws of the State of Delaware.

         Section 617. Investment Company Act. The Issuer will conduct its operations, and will cause the Manager to conduct the Issuer's operations, in a manner which will not subject it to registration as an "investment company" under the Investment Company Act of 1940, as amended.

         Section 618. Payments of Collateral. If the Issuer shall receive from any Person any payments (other than rental payments from Users which will be processed in accordance with provisions of the Management Agreement) with respect to the Collateral (to the extent such Collateral has not been released from the Lien of this Indenture in accordance with Section 404 hereof), the Issuer shall receive such payment in trust for the Indenture Trustee, as secured party hereunder, and subject to the Indenture Trustee's security interest and shall immediately deposit such payment in the Trust Account.

         Section 619. Notices. The Issuer shall notify the Indenture Trustee, the Deal Agent, each Rating Agency and each Series Enhancer in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

         (a) Default. The occurrence of an Event of Default or Trigger Event;

         (b) Litigation. The institution of any litigation, arbitration proceeding or Proceeding before any Governmental Authority which, if adversely resolved, would result in a Material Adverse Change;

         (c) Material Adverse Change. The occurrence of a Material Adverse Change with respect to the Issuer.

         Section 620. Books and Records. The Issuer shall, and shall cause the Manager to, maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities. The Issuer shall report, or cause to be reported, on its financial records the transfer of the Sold Assets as a sale under GAAP. The Issuer will ensure that no financial statement, nor any consolidated financial statements of the Issuer, suggests that the assets of the Issuer are available to pay the debts of either the Contributor, the Seller, the Lessee or the Manager. The Issuer shall (i) keep complete minutes of the meetings and other proceedings of the Issuer, (ii) continuously maintain the resolutions, agreements and other instruments underlying the sale and transfer of the Sold Assets as official records of the Issuer.

         Section 621. Taxes. The Issuer shall, or shall cause the Manager to, pay when due, all of its taxes, unless, and only to the extent that, the Issuer is contesting such taxes in good faith and by appropriate proceedings and the Issuer has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

         The Issuer shall remit (or cause to be remitted) to each Governmental Authority, all Excluded Payments actually by, or on behalf of, the Issuer and shall promptly remit to the Deal Agent and Indenture Trustee evidence that all such payments have been made.

         Section 622. Subsidiaries. The Issuer shall not create any
Subsidiaries.


         Section 623. Investments. The Issuer shall not make or permit to exist any Investment in any Person except for Investments in Eligible Investments made in accordance with the terms of this Indenture.

         Section 624. Use of Proceeds. The Issuer shall use the proceeds of the Notes only for (i) the purchase of Compressors and related Collateral and (ii) other general corporate purposes. In addition, the Issuer shall not permit any proceeds of the Notes to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, and shall furnish to each Holder, upon its request, a statement in conformity with the requirements of Regulation U.

         Section 625. Asset Base Certificate. The Issuer shall prepare and deliver to the Indenture Trustee, each Series Enhancer, each Rating Agency and the Deal Agent on each Determination Date, an Asset Base Certificate.

         Section 626. Financial Statements. The Issuer shall prepare and deliver to the Indenture Trustee, each Eligible Interest Rate Swap Counterparty, each Series Enhancer, each Rating Agency and the Deal Agent, or shall cause the Manager to prepare and deliver pursuant to the Management Agreement, (i) quarterly financial statements of the Issuer and Manager within 60 days of the end of each fiscal quarter and (ii) annual financial statements of the Issuer and Manager, audited by their regular Independent Accountants, within 120 days of the end of each fiscal year. All financial statements shall be prepared in accordance with GAAP. Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer's Certificates).

         Section 627. Other Information. For so long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will, and shall cause Manager to, (i) provide or cause to be provided to any Holder of Notes and any prospective purchaser thereof designated by such a Holder, upon the request of such Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (ii) update such information to prevent such information from becoming materially false and materially misleading in a manner adverse to any Noteholder.

         Section 628. Independent Directors of General Partner. The general partner of the Issuer shall at all times be a corporation with one or more Independent Directors such that if there is more than one Independent Director, the Independent Directors will constitute a majority of all directors.

         Section 629. [Reserved.]


         Section 630. Hedging Requirements. (a) The Issuer will enter into and maintain (or will cause to be entered into and maintained) one or more Interest Rate Swap Agreements with one or more Eligible Interest Rate Swap Counterparties having an aggregate notional balance not less than 90% (and not greater than 100%) of the sum of the then unpaid principal balance of the Notes of all Series then Outstanding and all outstanding Capital. The duration of the Interest Rate Swap Agreements will be consistent with the Termination Dates of the Lease Pools. All of the foregoing requirements shall be collectively referred to as the "Hedging Requirement".

         (b) If (1) the Issuer, or Manager on behalf of Issuer, fails to maintain the requisite level of hedging set forth in Section 630(a) above, or
(2) the Issuer prepays any Note, or (3) a Trigger Event shall have occurred, the Deal Agent (acting on behalf of the Requisite Global Majority) shall have the right, in its sole discretion and at the expense of the Issuer, to direct the Indenture Trustee, to either (i) enter into Interest Rate Swap Agreements on the Issuer's behalf or (ii) terminate any Interest Rate Swap Agreement then in effect in accordance with the terms of such Interest Rate Swap Agreement (and in the event of a partial prepayment of a Note, reduce the notional amount of such Interest Rate Swap Agreements in accordance with the terms thereof so that the remaining aggregate notional amounts shall not exceed the Hedging Requirement). In the event the Deal Agent or the Requisite Global Majority determines to direct the Indenture Trustee to enter into or to terminate or reduce an Interest Rate Swap Agreement on the Issuer's behalf, the Deal Agent or the Requisite Global Majority shall promptly send a copy of any such agreement to the Issuer and may provide the Indenture Trustee and Manager with a written direction to deposit in the Trust Account certain amounts to purchase, or reimburse the Deal Agent or the Requisite Global Majority or a third party for purchase or termination, such Interest Rate Swap Agreement.

         (c) All payments received from an Interest Rate Hedge Provider shall be deposited by the Issuer directly into the Trust Account in accordance with
Section 302(a) hereof.

         Section 631. Separate Identity. The Issuer makes herein by this reference each of the representations and warranties made by it to Gardere Wynne Sewell, LLP in support of their opinions issued and delivered in connection with the issuance of the Notes, as if specifically made herein and agrees to comply with each of the factual assumptions contained in such opinions.

         Section 632. New Master Lease Agreement with Users. With respect to each Head Lessee Compressor and each Head Lessor Compressor, the Issuer shall (or shall cause such actions to be taken), within the timeframes set forth below, cause each related User to execute a revised master lease agreement, substantially in the form of Exhibit C hereto. The Issuer shall be deemed to be in compliance with this Section 632 if Users representing at least ninety-five percent (95%) of the Aggregate Appraised Value have executed such revised master lease agreement by August 8, 2001 and one hundred percent (100%) of the Aggregate Appraised Value by February 9, 2002.

         Section 633. Annual Perfection Opinion. Within 90 days after the beginning of each calendar year, beginning with the calendar year 2002, the Issuer shall furnish to the Indenture Trustee, the Deal Agent, each Rating Agency, and each Series Enhancer, an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, recording and refiling of this Indenture, any Supplements hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to maintain the Lien created by this Indenture and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any Supplements hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that, in the opinion of such counsel, are required to maintain the lien and security interest of this Indenture.

                                   ARTICLE VII

                      DISCHARGE OF INDENTURE; PREPAYMENTS

         Section 701. Full Discharge. Upon payment in full of all Outstanding Obligations, the Indenture Trustee shall, at the written request and at the expense of the Issuer, execute and deliver to the Issuer such deeds or other instruments as shall be requisite to evidence the satisfaction and discharge of this Indenture and the security hereby created, and to release the Issuer from its covenants contained in this Indenture and the related Supplement in connection with the satisfaction and discharge of the Indenture. The Indenture Trustee shall be entitled to receive an Opinion of Counsel stating that such satisfaction and discharge is authorized and permitted.

         Section 702. Prepayment of Notes .

         (a) Optional Prepayments. The Issuer may, from time to time, make an optional Prepayment of principal of the Notes of any Series at the times, in the amounts and subject to the conditions set forth in the related Supplement. The Issuer shall promptly confirm any telephonic notice of prepayment in writing. Any optional Prepayment of principal made by the Issuer pursuant to this Section 702 shall also include accrued interest to the date of the prepayment on the amount being prepaid. All Prepayments made in accordance with this Section 702(a) shall be accomplished by a deposit of funds (including any amounts required pursuant to the provisions of Section 702(c) hereof) directly into the Trust Account.

         (b) Mandatory Prepayments. If either or both of an Overcollateralization Event or a Net Revenue Event has occurred and is continuing, the Issuer may on or prior to the immediately succeeding Determination Date, either (i) acquire additional Eligible Compressors having an aggregate Appraised Value, or (ii) prepay the outstanding principal balance of, and accrued interest thereon (including, if any such prepayment relates to a variable funding Series, interest accrued through the end of any applicable interest tranche or fixed period), of any or all Series of Notes, in each case in an amount necessary to eliminate such conditions, which prepayment shall be applied in accordance with the provisions of Section 302 of this Indenture and the applicable provisions of the affected Supplements. If the Issuer does not cure such Overcollateralization Event or Net Revenue Event in the manner and within the time frame set forth in the preceding sentence or if any other Trigger Event is continuing, then on each subsequent Payment Date on which any such Trigger Event is continuing, that portion of Available Distribution Amount remaining after making all distributions required pursuant to clauses (1) through (5) inclusive of Section 302(c) hereof shall be used to prepay the then unpaid principal balance of the Notes and the Capital in accordance with Section 302(c) hereof, until the earlier to occur of (x) the then unpaid principal balance of the Notes and the Capital have been reduced to zero and (y) the date on which no Overcollateralization Event, Net Revenue Event or other Trigger Event is continuing.

         In addition to the foregoing, if the Head Lessee exercises the purchase option set forth in Section 32 of the Head Lease, then the Issuer shall prepay the Notes and the Capital in an amount equal to the sum of (i) the Purchase Option Amount then payable, (ii) accrued interest and accrued Partnership Priority Payments to the date of prepayment on the principal balance of the Notes and the Capital, respectively, so prepaid, (iii) any amounts payable pursuant to Section 702(c) and (iv) any breakage cost and other amounts specified in the related Supplement.

All Prepayments made in accordance with this Section 702(b) shall be accomplished by a deposit of funds (including any funds required pursuant to Section 702(c) hereof) directly into the Trust Account.

         (c) Repayment of Eligible Interest Rate Swap Counterparties. If the Issuer has elected to make an optional Prepayment in accordance with the provisions of Section 702(a) above or is required to make a Prepayment in accordance with the provisions of Section 702(b), then the amount of such Prepayment shall include an amount necessary (determined by the Deal Agent) to reduce the notional balance of any Interest Rate Swap Agreement required by this Indenture in accordance with the terms of such Interest Rate Swap Agreement such that the remaining notional balances of such Interest Rate Swap Agreement shall not exceed the Hedging Requirement and to pay in full any termination charges assessed by the Eligible Interest Rate Swap Counterparty. Such additional amount shall be applied in accordance with Section 302 hereunder.


                                  ARTICLE VIII

                        DEFAULT PROVISIONS AND REMEDIES

         Section 801. Event of Default. "Event of Default", wherever used herein with respect to any Series of Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

         (i) default in (A) the payment on any Payment Date of any interest, premium or commitment fees, if any, or Principal Payment Amount then due and payable on any Series of Notes, or (B) the payment on the Final Maturity Date of the then unpaid principal balance of any Class of Notes;

         (ii) default in the due observance or performance of any covenant of the Issuer set forth in Sections 606, 608, 610, 611, 612, 613, 614, 615, 616,
622, 623 or 629 hereof;

         (iii) default in the due observance or performance of any covenant of the Issuer or any Universal Party in any Related Document (to the extent such breach is not otherwise addressed in this Section 801) which breach or failure continues unremedied for a period of 30 days after the earliest of (i) any Authorized Officer of the Issuer, or the president, chief financial officer or any executive vice president of the applicable Universal Party, as the case may be, first acquiring knowledge thereof, (ii) the Indenture Trustee's giving written notice thereof to the Issuer and each Universal Party or (iii) any Noteholder giving written notice thereof to the Issuer, each Universal Party and the Indenture Trustee;

         (iv) any representation or warranty of the Issuer, or any Universal Party made in any other Related Document shall prove to be incorrect in any material respect as of the time when the same shall have been made and remains unremedied for a period of 30 days after the earliest of (i) any Authorized Officer of the Issuer or the president, chief financial officer or any executive vice president of the applicable Universal Party, as the case may be, first acquiring knowledge thereof, (ii) the Indenture Trustee's giving written notice thereof to the Issuer, and each Universal Party, or (iii) any Noteholder giving written notice thereof to the Issuer, each Universal Party and the Indenture Trustee;

         (v) the entry of a decree or order for relief by a court having jurisdiction in respect of any of the Issuer, Head Lessee, Universal or the Management Guarantor, as the case may be, in any involuntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Issuer, Head Lessee, Universal or the Management Guarantor, as the case may be, or for any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

         (vi) the commencement by any of the Issuer, the Head Lessee, Universal, the Management Guarantor of a voluntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or the consent by the Issuer, the Head Lessee, Universal or the Management Guarantor to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Issuer, the Head Lessee, Universal or the Management Guarantor or any substantial part of their respective properties, or the making by the Issuer, the Head Lessee, Universal or the Management Guarantor of any general assignment for the benefit of creditors, or the failure by the Issuer, the Head Lessee, Universal or the Management Guarantor generally to pay its debts as they become due, or the taking of any action by the Issuer, the Head Lessee, Universal or the Management Guarantor in furtherance of any such action;

         (vii) Either of the following conditions shall exist: (A) the Indenture Trustee shall fail to have a first priority perfected security interest in all or any portion of the Collateral; or (B) the Head Lessor shall fail to have a first priority security interest in the Head Lease Collateral;

         (viii) a Manager Default shall have occurred and a replacement Manager has not assumed the duties of the terminated Manager by the second Payment Date following the occurrence of such Manager Default;

         (ix) a Head Lease Event of Default (after giving effect to all applicable grace and cure periods set forth in the Head Lease) shall have occurred and then be continuing;

         (xi) the Issuer is required to register as an investment company under the Investment Company Act of 1940, as amended;

         (xii) any payment shall be made by a Series Enhancer under any Enhancement Agreement;

         (xiii) the rendering against the Issuer of a final judgment, decree or order for the payment of money in excess of $10,000 and the continuance of such judgment, decree or order unsatisfied, unbonded or uninsured for a period of 60 consecutive days; or

         (xiv) if on any Payment Date, the sum of (i) the then unpaid principal balance of all Series of Notes then Outstanding and (ii) the then unpaid Capital, exceeds an amount equal to the then Aggregate Appraised Value, and such condition continues unremedied until the next succeeding Determination Date.

The occurrence of an Event of Default with respect to one Series of Notes shall constitute an Event of Default with respect to all other Series of Notes then Outstanding unless the related Supplement with respect to each such Series of Notes shall specifically provide to the contrary.

         Section 802. Acceleration of Stated Maturity; Rescission and Annulment.
(a) Upon the occurrence of an Event of Default of type described in paragraph
(v) or (vi) of Section 801, the unpaid principal balance of, and accrued interest on, all Classes of Notes, together with all other amounts then due and owing to the Noteholders, shall become immediately due and payable without further action by any Person. Except as set forth in the immediately preceding sentence, if an Event of Default under Section 801 occurs and is continuing, then and in every such case the Requisite Global Majority may declare the principal of and accrued interest on all Notes of all Series then Outstanding to be due and payable immediately, by a notice in writing to the Issuer and to the Indenture Trustee given by the Requisite Global Majority, and upon any such declaration such principal and accrued interest shall become immediately due and payable.

         (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Requisite Global Majority, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

         (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                   (A) all of the installments of interest and premium, if any, on and, if the Expected Final Payment Date has occurred, principal of all Notes which were overdue prior to the date of such acceleration;

                   (B) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the Overdue Rate for such Notes set forth in the related Supplement;

                   (C) all sums paid or advanced by the Indenture Trustee
              hereunder or the Manager and the reasonable compensation, out-of-pocket expenses, disbursements and advances of the Indenture Trustee, its agents and counsel incurred in connection with the enforcement of this Indenture;

                   (D) all amounts due to any Series Enhancer;

                   (E) all scheduled payments then due under any Interest Rate
              Swap Agreement, together with interest thereon in accordance with the terms thereof; and

              (ii) all Events of Default, other than the nonpayment of the principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in
         Section 813 hereof.

     No such rescission with respect to any Event of Default shall affect any subsequent Event of Default or impair any right consequent thereon.

         Section 803. Collection of Indebtedness. The Issuer covenants that, if an Event of Default occurs and is continuing and a declaration of acceleration has been made under Section 802 and not rescinded, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Noteholders of all Series then Outstanding, all Eligible Interest Rate Swap Counterparties and all Series Enhancers, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the Overdue Rate payable with respect to each such Note; and, in addition thereto, such further amount as shall be sufficient to cover all other Outstanding Obligations and the costs and out-of-pocket expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel incurred in connection with the enforcement of this Indenture.

         Section 804. Remedies. If an Event of Default shall occur and be continuing, the Indenture Trustee, by such officer or agent as it may appoint, shall notify the applicable Rating Agencies, if any, of such Event of Default and shall, if instructed by the Requisite Global Majority:

            (i) institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the Notes of all Series or under this Indenture or the related

                   Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and any other assets of the Issuer any monies adjudged due;

            (ii) subject to (A) the quiet enjoyment rights of any lessee of a Compressor (other than the Head Lessee) and (B) the restrictions set forth in the Intercreditor Agreement, sell (including any sale made in accordance with Section 816 hereof), hold or lease the Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law;

            (iii) terminate the Management Agreement and engage the Back-up Manager or another replacement Manager;

            (iv)   terminate the Head Lease;

            (v) institute any Proceedings from time to time for the complete or partial foreclosure of the Lien created by this Indenture with respect to the Collateral;

            (vi) institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;

            (vii) exercise any remedies of a secured party under the UCC or any applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders hereunder; and

            (viii) appoint a receiver or a manager over the Issuer or its assets.

         Section 805. Indenture Trustee May Enforce Claims Without Possession of Notes. (a) In all Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         (b) All rights of action and claims under this Indenture, the related Supplement or such Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the reasonable compensation, expenses, and disbursements incurred and advances made, by the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes, subject to the subordination of payments among Classes of a particular Series as set forth in the related Supplement.

         Section 806. Allocation of Money Collected. If the Notes of all Series have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded or annulled, any money collected by the Indenture Trustee pursuant to this Article or otherwise and any other monies that may be held or thereafter received by the Indenture Trustee as security for such Notes shall be applied, to the extent permitted by law, in the following order, at the date or dates fixed by the Indenture Trustee:


              (1) To the payment of all costs and expenses of collection incurred by the Indenture Trustee (including the reasonable fees and expenses of counsel to the Indenture Trustee) and of all other amounts due the Indenture Trustee under Section 905 hereof; and

              (2) To each Eligible Interest Rate Swap Counterparty, on a pro rata basis, an amount equal to the sum of (i) any payments (other than termination payments) then due and payable pursuant to the terms of any Interest Rate Swap Agreement then in effect and (ii) any termination payment then due and payable pursuant to the terms of any Interest Rate Swap Agreement then in effect to the extent (but only to the extent) that such termination payments were not caused by a default by the related Eligible Interest Rate Swap Counterparty;

              (3) To the Series Account for each Series of Senior Notes then Outstanding, an amount equal to the Senior Class Priority Payments (including reimbursements payable to any Series Enhancer for interest previously paid provided for in the related Enhancement Agreement) for each such Series. If sufficient funds do not exist to pay in full all such Senior Class Priority Payments, such amounts shall be allocated among the Series of Senior Notes in the same proportion as the ratio of (x) the Senior Class Priority Payments of a particular Series of Senior Notes then Outstanding to (y) the aggregate Senior Class Priority Payments of all Series of Senior Notes then Outstanding;

              (4) To the Series Account for each Series of Subordinate Notes then Outstanding, an amount equal to the Subordinate Class Priority Payments for each such Series. If sufficient funds do not exist to pay in full all such Subordinate Class Priority Payments, such amounts shall be allocated among the Series of Subordinate Notes in the same proportion as the ratio of (x) the Subordinate Class Priority Payments of a particular Series of Subordinate Notes then Outstanding to (y) the aggregate Subordinate Class Priority Payments of all Series of Subordinate Notes then Outstanding;

              (5) To the Issuer, Partnership Priority Payments and the amounts required to be paid pursuant to the Head Lessor Margin Letter;

              (6) To the Series Account for each Series of Senior Notes then Outstanding, an amount equal to the then unpaid principal balance of such Series of Senior Notes;

              (7) To the Series Account for each Series of Subordinate Notes then Outstanding, an amount equal to the then unpaid principal balance of such Series of Senior Notes;

              (8) To the Issuer, an amount equal to the Partnership Preferred Capital Payments;

              (9) To the Series Account for each Series of Senior Notes then Outstanding, an amount equal to any Indemnity Amounts (including indemnities owing to the Series Enhancer, the Deal Agent and each Noteholder) then due and owing pursuant to the terms of the related Supplement for such Series;

              (10) To the Series Account for each Series of Subordinate Notes then Outstanding, an amount equal to any Indemnity Amounts (including indemnities owing to the Series Enhancer, the Deal Agent and each Noteholder) then due and owing pursuant to the terms of the related Supplement for such Series;

              (11) To the Preferred Limited Partners, an amount equal to any Indemnity Amounts then due and owing pursuant to the terms of the Partnership Agreement;

              (12) To each Eligible Interest Rate Swap Counterparty, on a pro rata basis, the amount of any unpaid termination payments then due and payable pursuant to the terms of any Interest Rate Swap Agreement then in effect; and

              (13) To the Issuer, any remaining amount.

         Section 807. Limitation on Suits. Except to the extent provided in
Section 808 hereof, no Noteholder shall have the right to institute any Proceeding, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

              (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

              (ii) the Requisite Global Majority shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as the Indenture Trustee hereunder;

              (iii) such Holder or Holders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request (the unsecured indemnity of a Rated Institutional Noteholder being deemed satisfactory for such purpose);

              (iv) the Indenture Trustee has, for 30 days after its receipt by a Corporate Trust Officer of such notice, request and offer of security or indemnity, failed to institute any such Proceeding; and

              (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30 day period by the Requisite Global Majority;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or to seek to obtain priority or preference over any other Noteholder (except to the extent provided in the related Supplement) or to enforce any right under this Indenture, except in the manner herein provided and for the benefit of all Noteholders.

         Section 808. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision of this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal and interest becomes due and payable and to institute any Proceeding for the enforcement of such payment, and such rights shall not be impaired without the consent of such Holder.

         Section 809. Restoration of Rights and Remedies. If the Indenture Trustee, any Series Enhancer or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture or the related Supplement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee, any Series Enhancer or to such Holder, then and in every such case, subject to any determination in such Proceeding, the Issuer, the Indenture Trustee, such Series Enhancer and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee, such Series Enhancer and the Holders shall continue as though no such Proceeding had been instituted.

         Section 810. Rights and Remedies Cumulative. No right or remedy conferred upon or reserved to the Indenture Trustee, any Series Enhancer or to the Holders pursuant to this Indenture or any Supplement is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 811. Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee, of any Series Enhancer or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

         Section 812. Control by Requisite Global Majority. Upon the occurrence of an Event of Default, the Requisite Global Majority shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, including, without limitation,
Section 804 hereof, (ii) such Requisite Global Majority has offered to the Indenture Trustee reasonable security or indemnity against costs, expenses and liabilities which it might incur in connection therewith as provided in Section 902(iii) hereof and (iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

         Section 813. Waiver of Past Defaults. (a) The Requisite Global Majority may, on behalf of all Noteholders of all Series, waive any past Event of Default and its consequences, except an Event of Default:

              (i) in the payment of the principal of, or interest on, any Note of any Series; or

              (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of all the Noteholders of all Series pursuant to Section 1002 of this Indenture.

         (b) Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

         Section 814. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the aggregate principal balance of the Notes of all Series then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the Expected Final Payment Date of such Note.

         Section 815. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 816. Sale of Collateral. (a) The power to effect any sale (a "Sale") of any portion of the Collateral pursuant to Section 804 hereof shall not be exhausted by any one or more Sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all Outstanding Obligations shall have been paid. The

Indenture Trustee (at the direction of the Requisite Global Majority) may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

         (b) Upon any Sale, whether made under the power of sale hereby given or under judgment, order or decree in any Proceeding for the foreclosure or involving the enforcement of this Indenture: (i) the Indenture Trustee, at the written direction of the Requisite Global Majority, may bid for and purchase the property being sold, and upon compliance with the terms of such Sale may hold, retain and possess and dispose of such property in accordance with the terms of this Indenture; and (ii) the receipt of the Indenture Trustee or of any officer thereof making such Sale shall be a sufficient discharge to the purchaser or purchasers at such Sale for its or their purchase money, and such purchaser or purchasers, and its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Indenture Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misappropriation or non-application thereof.

         (c) The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof. In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest (subject to lessee's rights of quiet enjoyment) in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         (d) The Indenture Trustee acknowledges that its right to sell, transfer or otherwise convey any Interest Rate Swap Agreement or exercise any foreclosure rights with respect thereto shall be subject to compliance with the provisions of the applicable Interest Rate Swap Agreement.

         Section 817. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture or any Supplement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any Supplement. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee, any Series Enhancer or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

                                   ARTICLE IX

                        CONCERNING THE INDENTURE TRUSTEE

         Section 901. Duties of the Indenture Trustee. The Indenture Trustee, prior to the occurrence of an Event of Default or after the cure or waiver of any Event of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the related Supplement and no implied duties shall be inferred against it. If an Event of Default with respect to any Series has occurred and is continuing, the Indenture Trustee, at the written direction of the Requisite Global Majority, shall exercise such of the rights and powers vested in it by this Indenture and the related Supplement, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provisions of this Indenture and any applicable Supplement, shall determine whether they are substantially in the form required by this Indenture and any applicable Supplement; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content (including mathematical calculations) of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished pursuant to this Indenture and any applicable Supplement.

         No provision of this Indenture or any Supplement shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

         (i) Prior to the occurrence of an Event of Default and after the cure or waiver of any Event of Default that may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and any Supplements issued pursuant to the terms hereof. The Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and any Supplements issued pursuant to the terms hereof, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, statements, reports, documents, orders, opinions or other instruments (whether in their original or facsimile form) furnished to the Indenture Trustee and conforming to the requirements of this Indenture and any Supplements issued pursuant to the terms hereof;

         (ii) The Indenture Trustee shall not be liable for an error of judgment made in good faith by a Corporate Trust Officer or Corporate Trust Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

         (iii) The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Requisite Global Majority relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

         No provisions of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it (the unsecured indemnity of (A) a Rated Institutional Noteholder, or (B) any Series Enhancer (so long as its claims paying ability is rated "AAA" or "Aaa", as applicable) shall not constitute reasonable grounds for believing that repayment of any such funds is not reasonably assured to it.)

         Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this
Section 901.

         Section 902. Certain Matters Affecting the Indenture Trustee. Except as otherwise provided in Section 901 hereof:

         (i) The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any Opinion of Counsel, certificate of an officer of the Manager, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (ii) The Indenture Trustee may consult with counsel of its selection and any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance in reliance thereof;

         (iii) The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation or proceeding hereunder or in relation hereto at the request, order or direction of the Requisite Global Majority, pursuant to the provisions of this Indenture, unless the Requisite Global Majority shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby (the unsecured indemnity of (A) a Rated Institutional Noteholder being deemed satisfactory for such purpose or (B) any Series Enhancer (so long as its claims paying ability is rated "AAA" or "Aaa", as applicable) being deemed satisfactory for such purpose);

         (iv) The Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

         (v) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Requisite Global Majority; provided, however, that the Indenture Trustee may require reasonable security or indemnity satisfactory to it against any cost, expense or liability likely to be incurred in making such investigation as a condition to so proceeding (the unsecured indemnity of (A) a Rated Institutional Noteholder being deemed satisfactory for such purposes or (B) any Series Enhancer (so long as its claims paying ability is rated "AAA" or "Aaa," as applicable,) being deemed satisfactory for such purpose). The reasonable expense of any such examination shall be paid, on a pro rata basis, by the Noteholders or, if paid by the Indenture Trustee, shall be reimbursed by such Noteholders upon demand;

         (vi) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder; provided, however, that any agreement with an agent or an attorney shall provide for due care by such agent or attorney in respect of the Issuer;

         (vii) The Indenture Trustee shall not be charged with knowledge of any default or Event of Default unless either a Corporate Trust Officer of the Indenture Trustee shall have actual knowledge or written notice of such shall have been actually received by a Corporate Trust Officer of the Indenture Trustee; and

         (viii) the rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

         The provisions of this Section 902 shall be applicable to the Indenture Trustee in its capacity as the Indenture Trustee under this Indenture.

         Section 903. Indenture Trustee Not Liable. (a) The recitals contained herein (other than the representations and warranties contained in Section 911 hereof), in any Supplement and in the Notes (other than the certificate of authentication on the Notes) shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, any Supplement, the Notes, the Collateral or of any related document. The Indenture Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds thereof, or for the use or application of any funds paid to the Issuer or the Manager in respect of the Collateral.

         (b) The Indenture Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Compressor, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Collateral to the Indenture Trustee or of any intervening assignment, the compliance by any Universal Party with any covenant or the breach by any Universal Party of any warranty or representation made hereunder, in any Supplement or in any related document or the accuracy of such warranty or representation, any investment of monies in the Trust Account or any Series Account or any loss resulting therefrom (provided that such investments are made in accordance with the provisions of Section 303 hereof), or the acts or omissions of the Seller or the Manager taken in the name of the Indenture Trustee.

         (c) Except as expressly provided herein or in any Supplement, the Indenture Trustee shall not have any obligation or liability under any Contract by reason of or arising out of this Indenture or the granting of a security interest in such Contract hereunder or the receipt by the Indenture Trustee of any payment relating to any Contract pursuant hereto, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer, the Seller or the Manager under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Contract.

         Section 904. Indenture Trustee May Own Notes. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not the Indenture Trustee; provided that such transaction shall not result in the disqualification of the Indenture Trustee for purposes of Rule 3a-7 under the Investment Company Act of 1940.

         Section 905. Indenture Trustee's Fees and Expenses. The fees ("Indenture Trustee Fees") of the Indenture Trustee shall be paid by the Issuer in accordance with Section 302 hereof and shall in no event exceed $12,000 per year. Subject to the provisions of Section 902(iii) hereof, the Issuer shall, to the extent not paid by the Manager, indemnify the Indenture Trustee and each of its officers, directors and employees for, and hold them harmless against, any loss, liability, damage claim or expense incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself both individually and in its representative capacity against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder ("Indenture Trustee Indemnified Amounts").

         The obligations of the Issuer under this Section 905 to compensate the Indenture Trustee, to pay or reimburse the Indenture Trustee for expenses, disbursements and advances and to indemnify and hold harmless, the Indenture Trustee shall constitute Outstanding Obligations hereunder and shall survive the resignation or removal of the Indenture Trustee and the satisfaction and discharge of this Indenture.

         When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 801(v) or Section 801(vi), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

         Section 906. Eligibility Requirements for the Indenture Trustee. The Indenture Trustee hereunder shall at all times be a national banking association or a corporation, organized and doing business under the laws of the United States of America or any State, and authorized under such laws to exercise corporate trust powers. In addition, the Indenture Trustee or its parent corporation shall at all times (i) have a combined capital and surplus of at least $250,000,000, (ii) be subject to supervision or examination by Federal or state authority and (iii) have a long-term unsecured senior debt rating of "A-2" or better by Moody's Investors Service, Inc. and a long-term unsecured senior debt rating of "A" by Standard & Poor's Rating Services and short-term unsecured senior debt rating of "P-1" or better by Moody's Investors Service, Inc. and a short-term unsecured senior debt rating of "A-2" by Standard & Poor's Rating Services. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 906, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign promptly in the manner and with the effect specified in Section 907 hereof.

         Section 907. Resignation and Removal of the Indenture Trustee. The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Issuer, the Manager, the Deal Agent, each Series Enhancer and the Noteholders. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, a copy of which original instrument shall be delivered to the resigning Indenture Trustee and the successor Indenture Trustee. A copy of the instrument shall also be delivered to the Deal Agent. If no successor Indenture Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the Requisite Global Majority may appoint a successor trustee or, if it does not do so within 30 days thereafter, the resigning Indenture Trustee, with the consent of the Deal Agent and each Series Enhancer, may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor trustee, which successor trustee shall meet the eligibility standards set forth in Section 906.

         If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 906 hereof and shall fail to resign after written request therefor by the Issuer, any Series Enhancer or the Manager, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer shall remove the Indenture Trustee and appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which original instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee.

         Any resignation or removal of the Indenture Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 908 hereof.

         Section 908. Successor Indenture Trustee. Any successor Indenture Trustee appointed as provided in Section 907 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as the Indenture Trustee herein. The predecessor Indenture Trustee shall upon payment of all charges due it, its agents and counsel deliver to the successor Indenture Trustee all documents relating to the Collateral, if any, delivered to it, together with any amount remaining in the Trust Account, and any other Series Accounts. In addition, the predecessor Indenture Trustee and, upon request of the successor Indenture Trustee, the Issuer shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations.

         No successor Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 906 hereof and a Requisite Global Majority has not objected to such appointment within ten (10) days.

         Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section, the Issuer shall mail notice of the succession of such Indenture Trustee hereunder to all Noteholders at their addresses as shown in the registration books maintained by the Indenture Trustee. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer.

         Section 909. Merger or Consolidation of the Indenture Trustee. Any entity into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any entity succeeding to the business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such entity shall be eligible under the provisions of Section 906 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 910. Separate Indenture Trustees, Co-Indenture Trustees and Custodians. If the Indenture Trustee is not capable of acting outside the United States, it shall have the power from time to time to appoint one or more Persons or corporations to act either as co-trustees jointly with the Indenture Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any of the Collateral, when such separate trustee or co-trustee is necessary or advisable under any applicable laws or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any applicable jurisdiction. The separate trustees, co-trustees, or custodians so appointed shall be trustees, co-trustees, or custodians for the benefit of all Noteholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Indenture Trustee. The Issuer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

         Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Indenture Trustee;

         (ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee or custodian;

         (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

         (iv) the Issuer or the Indenture Trustee may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian so appointed by it or them if such resignation or removal does not violate the other terms of this Indenture.

         Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be furnished to the Indenture Trustee and each Series Enhancer.

         Any separate trustee, co-trustees, or custodian may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee, co-trustee, or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian.

         No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 906 hereof and no notice to Noteholders of the appointment thereof shall be required under Section 908 hereof.

         The Indenture Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Indenture Trustee's obligations hereunder.

         Section 911. Representations and Warranties. The Indenture Trustee hereby represents and warrants as of the Effective Date of each Series that:

         (a) Organization and Good Standing. The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has the power to own its assets and to transact the business in which it is presently engaged;

         (b) Authorization. The Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture and each Supplement and to authenticate the Notes, and the execution, delivery and performance of this Indenture and each Supplement and the authentication of the Notes has been duly authorized by the Indenture Trustee by all necessary corporate action;

         (c) Binding Obligations. This Indenture and each Supplement, assuming due authorization, execution and delivery by the Issuer, constitutes the legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity;

         (d) No Violation. The performance by the Indenture Trustee of its obligations under this Indenture and each Supplement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or bylaws of the Indenture Trustee;

         (e) No Proceedings. There are no proceedings or investigations to which the Indenture Trustee is a party pending, or, to the knowledge of the Indenture Trustee without independent investigation, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of this Indenture or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture or the Notes; and

         (f) Approvals. Neither the execution or delivery by the Indenture Trustee of this Indenture nor the consummation of the transactions by the Indenture Trustee contemplated hereby requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Governmental Authority under any existing federal or State of Minnesota law governing the banking or trust powers of the Indenture Trustee.

         (g) Control of Indenture Trustee. The Indenture Trustee is not directly or indirectly controlled by Universal or any of its Affiliates. The Indenture Trustee will promptly notify the Issuer, each Series Enhancer, the Deal Agent and the Contributor if it at any time it becomes controlled by Universal or any of its affiliates.

         (h) Knowledge of Adverse Claims. Wells Fargo Bank Minnesota, National Association does not have any knowledge of adverse claim with respect to the Collateral in which the security interest is being granted.

         Section 912. Indenture Trustee Offices. The Indenture Trustee shall maintain in the State of Minnesota an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange, which office shall initially be located at MAC N9311-161, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and shall promptly notify the Issuer, the Manager and the Noteholders of any change of such location.

         Section 913. Notice of Event of Default. If a Corporate Trust Officer of the Indenture Trustee shall have actual knowledge that an Event of Default with respect to any Series shall have occurred and be continuing, the Indenture Trustee shall promptly (but in any event within five (5) Business Days) give written notice thereof to each Noteholder and any Rating Agency and Series Enhancer of such Series. For all purposes of this Indenture, in the absence of actual knowledge by a Corporate Trust Officer of the Indenture Trustee, the Indenture Trustee shall not be deemed to have actual knowledge of any Event of Default unless notified in writing thereof by the Issuer, the Seller, the Manager, any Series Enhancer or any Noteholder, and such notice references the applicable Series of Notes generally, the Issuer, this Indenture or the applicable Supplement.

         Section 914. Indenture Trustee's Application for Instructions from the Issuer. Any application by the Indenture Trustee for written instructions from the Issuer may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

         Section 915. Indenture Trustee's Duties - Quarterly Tape. Pursuant to the Management Agreement, the Manager is required to deliver to the Indenture Trustee and the Indenture Trustee hereby covenants to accept, on the Closing Date and within thirty (30) days after the end of each calendar quarter thereafter, the Quarterly Tape, which Quarterly Tape shall contain each User's name, address, telephone number, location of Compressor(s), monthly rental rate, maintenance information and other pertinent terms and conditions of the User Lease; provided, however, that the Quarterly Tape is in a format to be agreed upon the by Manager and the Indenture Trustee.

         Section 916. Indenture Trustee's Duties - Monthly Tape. (a) Pursuant to the Management Agreement the Manager is required to deliver to the Indenture Trustee and the Indenture Trustee hereby consents to accept, on each Determination Date, the Monthly Tape, which Monthly Tape shall contain the data necessary or desirable for the Indenture Trustee to recompute the monthly distributions under this Indenture and the Head Lease. The Indenture Trustee shall notify the Issuer, the Manager, any Eligible Swap Counterparty and any Series Enhancer in writing of any material inconsistencies between the related Manager Report and the Monthly Tape and of any information that is missing from such Manager Report and shall confirm conformity of actual Manager remittances to such Manager Report.

         (b) If the Manager disagrees with the computations provided under paragraph (a) above by the Indenture Trustee or if the Manager has not reconciled such discrepancy, the Indenture Trustee agrees to confer with the Manager to resolve such disagreement on or prior to the next succeeding Determination Date and shall settle such discrepancy with the Manager, and notify the Deal Agent and any Series Enhancer of the resolution thereof. The Manager hereby agrees to cooperate, at its own expense, with the Indenture Trustee in reconciling any discrepancies herein. If within thirty (30) days of notice to the Manager, any Series Enhancer, the Deal Agent and the Indenture Trustee, such discrepancy is not resolved, the Indenture Trustee shall promptly notify the Indenture Trustee and any Series Enhancer of such discrepancy. Following receipt of such notice from the Indenture Trustee, the Manager shall deliver to the Rating Agencies, the Noteholders, any Series Enhancer, any Eligible Swap Counterparty and the Indenture Trustee no later than the related Payment Date a certificate describing the nature and cause of such discrepancies and the Manager shall hire independent accountants (who may also provide other services to the Manager), at Manager's expense, to examine the Manager Report and attempt to reconcile discrepancies at the earliest possible date. The result, if any, of such reconciliation shall be reflected in the Manager Report for the next succeeding Determination Date.

     Other than the duties specifically set forth in this Indenture, the Indenture Trustee shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Manager. The Indenture Trustee shall have no liability for any actions taken or omitted by the Manager. The duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

                                    ARTICLE X

                      SUPPLEMENTAL INDENTURES; AMENDMENTS

         Section 1001. Supplemental Indentures (Not Creating a New Series) Not Requiring Consent of Holders. (a) Without the consent of any Holder and based on an Opinion of Counsel in form and substance reasonably acceptable to the Requisite Global Majority to the effect that such Supplement is for one of the purposes set forth in clauses (i) through (vii) below, the Issuer and the Indenture Trustee, at any time and from time to time, may, with the consent of each affected Series Enhancer, enter into an amendment hereto or into one or more Supplements in form satisfactory to the Indenture Trustee, for any of the following purposes; provided, however, if any party to this Indenture is unable to sign any amendment due to its dissolution, winding up or comparable circumstances, then the consent of the Noteholders representing at least 51% of the Existing Commitments of all Series then Outstanding shall be sufficient to amend this Indenture without such party's signature:

              (i) to add to the covenants of the Issuer in this Indenture for the benefit of the Holders of all Series then Outstanding or of any Series Enhancer, or to surrender any right or power conferred upon the Issuer in this Indenture;

              (ii) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture;

              (iii) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;

              (iv) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Notes, as herein set forth, or additional conditions, limitations and restrictions thereafter to be observed by the Issuer;

              (v) to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

              (vi) to evidence the succession of the Indenture Trustee pursuant to Article IX; or

              (vii) to add any additional Events of Default.

Prior to the execution of any amendment or Supplement issued pursuant to this
Section 1001, the Issuer shall provide written notice to each Rating Agency setting forth in general terms the substance of any such amendment or Supplement.

         (b) Promptly after the execution by the Issuer and the Indenture Trustee of any amendment or Supplement pursuant to this Section 1001, the Indenture Trustee shall mail to the Holders of all Notes then Outstanding, each Rating Agency, each Eligible Interest Rate Swap Counterparty and Series Enhancer related to such Series, a notice setting forth in general terms the substance of such amendment or Supplement, together with a copy of the text of such amendment or Supplement. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or Supplement.

         Section 1002. Supplemental Amendment (Not Creating a New Series) with Consent of Holders. (a) With the consent of the Requisite Global Majority and each affected Series Enhancer, the Issuer and the Indenture Trustee may enter into an amendment or a Supplement hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, if any party to this Indenture is unable to sign any amendment due to its dissolution, winding up or comparable circumstances, then the consent of the Noteholders representing at least 51% of the Existing Commitments of all Series then Outstanding shall be sufficient to amend this Indenture without such party's signature: provided, further, that no such amendment or Supplement shall amend or modify the terms of any Supplement related to a particular Series (i.e., the Supplement establishing the Principal Terms of such Series) without the consent of the Control Party for such Series; and provided, further, that no such amendment or Supplement shall, without the consent of the Holder of each Outstanding Note affected thereby:

              (i) reduce the principal amount of any Note or the rate of interest thereon, change the priority of any payments required pursuant to this Indenture or any Supplement, or the date on which, or the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Final Maturity Date thereof;

              (ii) reduce the percentage of Outstanding Notes or commitments of the Noteholders or the Partners required for (a) the consent of any Supplement to this Indenture, (b) the consent required for any waiver of compliance with certain provisions of this Indenture or certain Events of Default hereunder and their consequences as provided for in this Indenture or (c) the consent required to waive any payment default on the Notes;

              (iii) modify any of the provisions of this Section except to increase any percentage provided herein, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

              (iv) modify or alter the definition of the terms "Outstanding," "Requisite Global Majority", "Asset Base", "Overcollateralization Event", "Net Revenue Event", "Trigger Event", "Existing Commitment", "Eligible Compressor" or "Initial Commitment";

              (v) impair or adversely affect the Collateral except as otherwise permitted herein;

              (vi) modify or alter Section 702 of this Indenture;

              (vii) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral or terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the Lien of this Indenture; or

              (viii) modify any of the provisions of this Indenture in such a manner as to affect the amount or timing of any payments of interest or principal due on any Note.

Prior to the execution of any amendment or Supplement issued pursuant to this
Section 1002, the Issuer shall provide a written notice to each Rating Agency setting forth in general terms the substance of any such amendment or Supplement.

         (b) Promptly after the execution by the Issuer and the Indenture Trustee of any amendment or Supplement pursuant to this Section, the Issuer shall mail to the Holders of the Notes, each Rating Agency, each Eligible Interest Rate Swap Counterparty and Series Enhancer related to such Series, a notice setting forth in general terms the substance of such amendment or Supplement, together with a copy of the text of such amendment or Supplement. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or Supplement.

         Section 1003. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, a Supplement permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such Supplement which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Section 1004. Effect of Supplemental Indentures. Upon the execution of any Supplement under this Article, this Indenture shall be modified in accordance therewith, and such Supplement shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 1005. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any Supplement pursuant to this Article may, and shall if required by the Issuer, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such Supplement. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee, may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

         Section 1006. Issuance of Series of Notes. (a) The Issuer may from time to time direct the Indenture Trustee in writing to execute and authenticate one or more Series of Notes (each, a "Series").

         (b) On or before the Series Issuance Date relating to any Series, the Issuer and the Indenture Trustee will execute and deliver a Supplement which will specify the Principal Terms of such Series. The terms of such Supplement may modify or amend the terms of this Indenture solely as applied to such Series, and, with the consent of the Control Party for any other Series, may amend this Indenture as applicable to such other Series, in accordance with
Section 1002 hereof. The obligation of the Indenture Trustee to authenticate, execute and deliver the Notes of such Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

              (i) except for any Supplement executed on the Closing Date on or before the tenth Business Day immediately preceding the Series Issuance Date (unless the parties to be notified agree to a shorter notice period), the Issuer shall have given the Indenture Trustee, the Manager, the Deal Agent, each Rating Agency (and, if such additional Series is to be registered pursuant to the Securities Act, all Rating Agencies that have rated any prior Series) and any Series Enhancer entitled thereto pursuant to the relevant Supplement notice of the Series and the Series Issuance Date;

              (ii) the Issuer shall have delivered to the Indenture Trustee the related Supplement, in form satisfactory to the Indenture Trustee, executed by the Issuer;

              (iii) the Issuer shall have delivered to the Indenture Trustee any related Enhancement Agreement executed by each of the parties thereto;

              (iv) the Rating Agency Condition shall have been satisfied with respect to all Series;

              (v) the Issuer shall have delivered to the Indenture Trustee, each Rating Agency, each Series Enhancer and, if required, any Noteholder, any Opinions of Counsel required by the related Supplement, including without limitation with respect to true sale, enforceability, non-consolidation and security interest perfection issues;

              (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate of the Issuer stating that no Trigger Event or Event of Default has occurred and is then continuing and that there is not a substantial likelihood that the issuance of such additional Series would result in a Trigger Event or an Event of Default at any time in the future;

              (vii) such other conditions as shall be specified in the related Supplement; and

              (viii) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate that all of the conditions specified in clauses (i) through (vii) have been satisfied.

Upon satisfaction of the above conditions, the Indenture Trustee shall execute the Supplement and authenticate, execute and deliver the Notes of such Series.

                                   ARTICLE XI

                                 HOLDERS LISTS

         Section 1101. Indenture Trustee to Furnish Issuer Names and Addresses of Holders. Unless otherwise provided in the related Supplement, the Indenture Trustee will furnish or cause to be furnished to the Issuer and each Series Enhancer (i) not more than 10 days after receipt of a request from the Issuer, a list, in such form as the Issuer may reasonably require, of the names and addresses and tax identification numbers of the Holders of Notes as of such Date, and (ii) at such other times as the Issuer may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

         Section 1102. Preservation of Information; Communications to Holders. The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 1101 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 1101 upon receipt of a new list so furnished.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

        Section 1201. Compliance Certificates and Opinions. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture or any Supplement, the Issuer shall furnish to the Indenture Trustee a certificate stating that all conditions precedent, if any, provided for in this Indenture and any relevant Supplement relating to the proposed action have been complied with and, if deemed reasonably necessary by the Indenture Trustee or if required pursuant to the terms of this Indenture, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (i) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

              (ii) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 1202. Form of Documents Delivered to Indenture Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         (b) Any certificate or opinion may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

         (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 1203. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or any Supplement to be given or taken by Holders may be (i) embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, (ii) evidenced by the written consent or direction of Holders of the specified percentage of the principal amount of the Notes, or (iii) evidenced by a combination of such instrument or instruments; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and record are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1203.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 1204. Inspection. (a) Upon reasonable request, the Issuer agrees that it shall make available to any representative of the Indenture Trustee, the Deal Agent, any Eligible Interest Rate Swap Counterparty or any Series Enhancer and their duly authorized representatives, attorneys or accountants, for inspection and copying its books of account, records and reports relating to the Compressors and copies of all Leases or other documents relating thereto. The Indenture Trustee, Series Enhancers and Noteholders shall and shall cause their respective representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing). Each of Indenture Trustee, Series Enhancers and Noteholders agree that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or required by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Related Documents, provided that the foregoing shall not limit the right of the Series Enhancer to make such information available to its regulators, securities rating agencies, reinsurers and credit and liquidity providers whom the Series Enhancer reasonably believes will respect the confidential nature of such information. Any expense incident to the reasonable exercise by the Indenture Trustee, Series Enhancer or any Noteholder of any right under this Section shall be borne by the Person exercising such right unless an Event of Default shall have occurred and then be continuing in which case such expenses shall be borne by the Issuer.

         (b) The Issuer also agrees to allow the Indenture Trustee, Deal Agent, any Eligible Interest Rate Swap Counterparty, any Series Enhancer or any prospective owner to inspect the Manager's facilities during normal business hours. Subject in all cases to the disclosure requirements and regulations promulgated under the Exchange Act.

         Section 1205. Limitation of Rights. Except as expressly set forth in this Indenture, this Indenture shall be binding upon the Issuer, the Noteholders and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders and the Manager as provided herein. Notwithstanding the previous sentence, the parties hereto, the Seller and the Manager acknowledge that any Series Enhancer for a Series of Notes and any Eligible Interest Rate Swap Counterparty is an express third party beneficiary hereof entitled to enforce its rights hereunder as if actually a party hereto.

         Section 1206. Severability. If any provision of this Indenture is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

         The invalidity of any one or more phrases, sentences, clauses or Sections of this Indenture shall not affect the remaining portions of this Indenture, or any part thereof.

         Section 1207. Notices. All demands, notices and communications hereunder shall be in writing, personally delivered, or by facsimile (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service, (a) in the case of the Indenture Trustee, at the following address: MAC N9311-161 Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-Asset-Backed Administration (b) in the case of the Issuer, at the following address: 2911 Turtlecreek Boulevard, Suite 1240, Dallas, Texas 75215,
Attention: General Counsel, (c) in the case of each Rating Agency, its address set forth in the related Supplement, in the case of any Series Enhancer, at its address set forth in the related Supplement, or at other such address as shall be designated by such party in a written notice to the other parties. Any notice required or permitted to be given to a Noteholder shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by facsimile, with subsequent telephone confirmation of receipt thereof, in each case at the address of such Holder as shown in the Note Register or to the telephone and fax number furnished by such Noteholder.

Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by facsimile, or (c) when delivered, if delivered by hand. Any rights to notices conveyed to a Rating Agency pursuant to the terms of this Indenture with respect to any Series or Class shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to such Series or Class.

         Section 1208. Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER ARISING OUT OF OR RELATING TO THIS INDENTURE, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS INDENTURE, THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE ISSUER HEREBY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL, FEDERAL EXPRESS OR SIMILAR COURIER SERVICE AT THE ADDRESS AT WHICH NOTICES ARE TO BE GIVEN, IT BEING AGREED THAT SERVICE IN SUCH MANNER SHALL CONSTITUTE VALID SERVICE UPON SUCH PARTY AND ITS SUCCESSORS AND ASSIGNS IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 1208 SHALL AFFECT THE RIGHT OF ANY SUCH PARTY OR ITS SUCCESSORS AND ASSIGNS TO SERVICE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         Section 1209. Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

         Section 1210. Governing Law. THIS INDENTURE SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 1211. No Petition. The Indenture Trustee, on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of a Note shall be deemed to covenant and agree, that it will not institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, at any time other than on a date which is at least one year and one day after the last date on which any Note of any Series was Outstanding.

         Section 1212. General Interpretive Principles. For purposes of this Indenture except as otherwise expressly provided or unless the context otherwise requires:

         (a) the defined terms in this Indenture shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

         (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

         (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Indenture;

         (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

         (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular provision; and

         (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

         Section 1213. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

         Section 1214. Waiver of Immunity. To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the other Related Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the Related Documents and mandatory requirements of applicable law.

         Section 1215. Judgment Currency. The parties hereto (A) acknowledge that the matters contemplated by this Indenture are part of an international financing transaction and (B) hereby agree that (i) specification and payment of Dollars is of the essence, (ii) Dollars shall be the currency of account in the case of all obligations under the Related Documents unless otherwise expressly provided herein or therein, (iii) the payment obligations of the parties under the Related Documents shall not be discharged by an amount paid in a currency or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, except to the extent actually received by the Person entitled thereto and converted into Dollars by such Person (it being understood and agreed that, if any transaction party shall so receive an amount in a currency other than Dollars, it shall (A) if it is not the Person entitled to receive payment, promptly return the same (in the currency in which received) to the Person from whom it was received or (B) if it is the Person entitled to receive payment, either, in its sole discretion, (x) promptly return the same (in the currency in which received) to the Person from whom it was received or (y) subject to reasonable commercial practices, promptly cause the conversion of the same into Dollars), (iv) to the extent that the amount so paid on prompt conversion to Dollars under normal commercial practices does not yield the requisite amount of Dollars, the obligee of such payment shall have a separate cause of action against the party obligated to make the relevant payment for the additional amount necessary to yield the amount due and owing under the Related Documents,
(v) if, for the purpose of obtaining a judgment in any court with respect to any obligation under any of the Related Documents, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the obligor in respect of such obligation will pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York City, New York, in accordance with normal banking procedures, will result in realization of the amount then due in Dollars and (vi) any amount due under this paragraph shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of the Related Documents.

         Section 1216. Statutory References. References in this Indenture and in each of the other "Related Documents" to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed and delivered by their respective officers duly authorized, all as of the day and year first above written.

                                     BRL UNIVERSAL COMPRESSION
                                     FUNDING I, L.P.

                                     By: BRL UNIVERSAL COMPRESSION
                                         MANAGEMENT, INC.
                                           its general partner


                                     By:   /s/ GREGORY C. GREENE
                                        ---------------------------------------
                                        Name:  Gregory C. Greene
                                        Title: President


                                     WELLS FARGO BANK MINNESOTA,
                                     NATIONAL ASSOCIATION, not in its
                                     individual capacity but solely as
                                     indenture trustee


                                     By: /s/ MARIANNA C. STERSHIC
                                        ---------------------------------------
                                     Name:   Marianna C. Stershic
                                     Title:  Vice President




INDENTURE